                                                                EXHIBIT 10.2





                     AMENDED AND RESTATED CREDIT AGREEMENT

                                 By and Between

                            WELLS FARGO BANK, N.A.,
                         as a Lender and as Agent Bank

                         HARRIS TRUST AND SAVINGS BANK,
                                  as a Lender,

                         KEYBANK NATIONAL ASSOCIATION,
                                  as a Lender,

                                      and

                            J.D. EDWARDS & COMPANY,
                                 as a Borrower,

                     J.D. EDWARDS WORLD SOLUTIONS COMPANY,
                                 as a Borrower,

                       J.D. EDWARDS WORLD SOURCE COMPANY,
                                 as a Borrower

                                 July 25, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2. The Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1 Revolving Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2 Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3. Letter of Credit Accommodations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.1 Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.2 Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.3 Draws Constitute Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.4 Application for Issuance of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.5 Form of Letter of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.6 Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.7 Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.8 Indemnification for Acts of Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.9 Syndication Parties to Receive a Copy of All Letters of Credit Issued by Agent   . . . . . . . . . . . . . 3
4. Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.1 Variable Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.2 Libor Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.3 Matrix Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.4 Default Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.5 Minimum Principal Amount of Variable Rate Loans and Libor Loans  . . . . . . . . . . . . . . . . . . . . . 4
         4.6 360-Day Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         4.7 Additional Provisions for Libor Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.8 Agent Fee; Arrangement Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.9 Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
5. Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.1 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.2 Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.3 Principal Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.4 Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 5.4.1 Voluntary Prepayment of Variable Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 5.4.2 Voluntary Prepayment of Libor Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 5.4.3 Minimum Amount of Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.5 Mandatory Prepayment on Account of Commitment Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.6 Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.7 Prepaid Principal May Be Reborrowed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.8 Reduction of Aggregate Commitment Amount by Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.9 Payments on Business Days; Date That Payments and Prepayments Are Deemed Received  . . . . . . . . . . . . 9
         5.10 Payments Free and Clear of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.11 Payments to be Made United States Dollars   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
6. Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.1 Conditions to Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 6.1.1 Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 6.1.2 No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 6.1.3 Receipt of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 6.1.4 Advance Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                 6.1.5 Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.6 Organizational Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.7 Evidence of Corporate Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.8 Authorized Representatives   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.9 Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.10 Evidence of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 6.1.11 Evidence of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.1.12 Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.1.13 No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.1.14 Other Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.1.15 Appointment of The Corporation Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.2 Conditions to All Subsequent Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.2.1 Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.2.2 No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.2.3 No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 6.2.4 Advance Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.3 Conditions to Issuance of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.3.1 Application and Reimbursement Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.3.2 Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.3.3 Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.4 Additional Disbursement Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.4.1 Aggregate Commitment Amount; LC Commitment Amount  . . . . . . . . . . . . . . . . . . . . . .  12
                 6.4.2 Construction Commitment Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.4.3 Disbursement Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.4.4 Illegality of Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         6.5 Conditions to Performance Under This Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.5.1 Receipt of Executed Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.5.3 Organizational Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.5.4 Evidence of Corporate Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
7. Borrowers' Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.1 Organization and Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2 Corporate Authority, Due Authorization; Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3 Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.4 Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.5 No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.6 Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.7 Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.8 Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.9 Financial Statements; No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.10 Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.11 Licenses and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.12 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.12.1 Employee Benefit Plans; Multiemployer Plans   . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.12.2 Pension Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.3 Compliance by Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.4 Annual Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.5 Prohibited Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.6 Bonding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.7 Civil/Criminal Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 7.12.8 Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 7.12.9 Compliance With Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.10 Multiple Employer Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.11 Plan Termination Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.12 Pension Plan Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.13 Reportable Event   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.14 Payment of Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 7.12.15 Welfare Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 7.12.16 ESOP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.13 Capitalization of Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.14 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.15 Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.16 Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.17 Regulations U and X   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.18 Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.19 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.20 Continuing Nature   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
8. Borrowers' Affirmative Covenants and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.1 Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.2 Reports and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.1 Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.2 Quarterly Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.3 Additional Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.4 Annual Projections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 8.2.5 Notice of Default under Other Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.6 Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                 8.2.7 Notice of Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.8 Notice of Material Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.9 Notification of Claims by Contractors and Materialmen  . . . . . . . . . . . . . . . . . . . .  21
                 8.2.10 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.11 Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.12 SEC Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 8.2.13 Hazardous Materials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3 Maintenance of Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.4 Compliance with Legal Requirements and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.5 Compliance with Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.6 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.7 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.8 Title to Assets and Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.9 Payment of Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.10 Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.11 Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.12 Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.13 Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 8.13.1 Quick Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 8.13.2 Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 8.13.3 Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.14 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.15 Additional Costs of Maintaining Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.16 Reimbursement for Additional Capital Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.17 Hazardous Substances Indemnifications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         8.18 Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.19 Good Standing Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.20 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9. Borrowers' Negative Covenants and Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.1 Change in Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.2 Change in Business Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9.3 Acquisitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.4 Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9.5 Recapitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.6 Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.7 Sale of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.8 Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.9 Encumbrances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.10 Loans, Advances and Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.11 Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.12 Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.13 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.14 Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.15 Profitability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
10. Events of Default/Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.1 Failure to Pay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.2 Failure to Perform Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.3 Failure to Perform Other Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.4 Bankruptcy/Insolvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.5 False Representations or Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         10.6 Default Under Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.7 Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.8 Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.9 Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.10 Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
11. Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11.1 Purchase and Sale of Syndication Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11.2 Syndication Parties' Obligations to Remit Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11.3 Notice and Timing of Initial Payment and Each Advance Payment   . . . . . . . . . . . . . . . . . . . .  33
         11.4 Syndication Party's Failure to Remit Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         11.5 Agency Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         11.6 Power and Authority of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         11.7 Duties of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.8 Agent's Resignation or Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.9 Consent Required for Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         11.10 Distribution of Principal and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.11 Distribution of Certain Fees and Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.12 Loan Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.13 Collateral Application   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.14 Amounts Required to be Returned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.15 Reports and Information to Syndication Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.16 Standard of Care   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.17 No Trust Relationship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.18 Sharing of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.19 Syndication Parties' Indemnification of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         11.20 Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.21 Agent Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.22 Representations and Warranties of All Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.23 Representations and Warranties of Wells Fargo  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.24 Syndication Parties' Independent Credit Analysis   . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.25 No Joint Venture or Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.26 Purchase for Own Account/Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.27 Method of Making Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.28 Events of Syndication Default/Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.29 Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
12. Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.1 Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.2 No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12.3 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 12.3.1 Borrowers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 12.3.2 Syndication Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 12.3.3 Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         12.4 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.5 Colorado Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.6 Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.7 Severability/Titles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.8 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         12.9 Waiver of Jurisdiction, Service of Process, and Jury Trial  . . . . . . . . . . . . . . . . . . . . . .  53
         12.10 Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 12.10.1 Binding Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                 12.10.2 Governing Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 12.10.3 No Waiver, Preservation of Remedies, Multiple Parties  . . . . . . . . . . . . . . . . . . .  55
                 12.10.4 Arbitration Powers and Qualifications; Awards  . . . . . . . . . . . . . . . . . . . . . . .  55
                 12.10.5 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.11 Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.12 Termination and Mutual Release   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         12.13 Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.14 Amendment to Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.15 Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.16 Notice to Syndication Parties and Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         12.17 Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                    EXHIBITS


Exhibit 5.1                       Form of Note

Exhibit 6.2.4                     Form of Advance Request

Exhibit 7.3                       Permitted Encumbrances and Condition of Assets

Exhibit 7.4                       Litigation

Exhibit 7.8                       Material Agreements

Exhibit 7.12                      Employee Benefit Plans

Exhibit 7.13                      Capitalization of Borrowers

Exhibit 7.14                      Subsidiaries

Exhibit 7.15                      Environmental Matters

Exhibit 7.16                      Intellectual Property

Exhibit 9.11.1                    Investment Policy

Exhibit 9.11.2                    Existing Investments

Exhibit 11.3.1                    Form of Initial Payment Notice

Exhibit 11.3.2                    Form of Loan Notice of Advance

Exhibit 11.3.3                    Form of LC Notice of Advance

Exhibit 11.27                     Wire Instructions

Exhibit 12.1                      Form of Compliance Certificate

Exhibit 12.1(a)                   Legal Description

                     AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement ("Agreement") is entered into as of the 25th day of July, 1997, by and between WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Bank (Colorado), N.A. ("Wells Fargo") for its own benefit as a lender (in that capacity sometimes referred to as "Wells Fargo") and, as Agent Bank for the benefit of the present and future Syndication Parties (in that capacity "Agent"), HARRIS TRUST AND SAVINGS BANK ("Harris Bank") as a lender, KEYBANK NATIONAL ASSOCIATION, successor by merger to Key Bank of Colorado ("Key Bank") as a lender, and J.D. EDWARDS & COMPANY ("Holding Company"), as a borrower, J.D. EDWARDS WORLD SOLUTIONS COMPANY ("World Solutions"), as a borrower, and J.D. EDWARDS WORLD SOURCE COMPANY ("World Source"), (Holding Company, World Solutions and World Source shall be collectively referred to herein as "Borrowers").

                                R E C I T A L S

         A. The parties hereto entered into that certain Credit Agreement dated as of August 1, 1996 ("Original Credit Agreement").

         B. The parties hereto now desire to modify certain covenants set forth in the Original Credit Agreement, to make certain other amendments to the Original Credit Agreement and to set forth all such amendments and modifications in an amendment and restatement of the Original Credit Agreement.

                               A G R E E M E N T

         For good and valuable consideration, including the mutual covenants contained herein, the parties hereto hereby agree as follows:

          1. Definitions. Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 12.1 hereof.

          2. The Loan. The Syndication Parties agree to make, in accordance with their respective Syndication Shares, the following loan ("Loan") to Borrowers:

                  2.1 Revolving Loan. A revolving line of credit loan ("Revolving Loan") on the terms and conditions contained herein, with the maximum amount thereof available to, or for the benefit of, Borrowers at any time being limited to (a) $50,000,000.00 ("Aggregate Commitment Amount"), less
(b) the undrawn face amount of all Letters of Credit (as defined below) issued hereunder. All funds advanced under the Revolving Loan may, to the extent repaid, be reborrowed at any time prior to July 31, 1999 ("Termination Date"), subject to the terms and conditions set forth herein.

                  2.2 Purpose. Borrowers agree to use the proceeds of the Loan only for (a) working capital requirements and other general corporate purposes in connection with its normal operations and (b) funding the construction of the Phase I Headquarters Building ("Phase I Construction") and the Phase II Headquarters Building ("Phase II

Construction"); provided, however that (i) the aggregate amount of Loan proceeds used to fund the Phase I Construction shall not exceed $5,000,000.00 ("Phase I Construction Commitment Amount") unless Borrowers have obtained, and the Required Lenders have approved in their reasonable discretion, either a commitment for the permanent financing of all Advances disbursed and to be disbursed for the Phase I Construction or an agreement between Borrowers and a third party which is not an affiliate of Borrowers for the purchase of the Phase I Headquarters Building from Borrowers; and (ii) the aggregate amount of Loan proceeds used to fund the Phase II Construction shall not exceed $5,000,000.00 ("Phase II Construction Commitment Amount") unless Borrowers have obtained, and the Required Lenders have approved in their reasonable discretion, either a commitment for the permanent financing of all Advances disbursed and to be disbursed for the Phase II Construction or an agreement between Borrowers and a third party which is not an affiliate of Borrowers for the purchase of the Phase II Headquarters Building from Borrowers.

          3. Letter of Credit Accommodations. The Syndication Parties agree to cause Agent to issue standby letters of credit (each, a "Letter of Credit") for the account of Borrowers, or any of them, as follows:

                  3.1 Amount. The face amount of each such Letter of Credit issued hereunder: (a) when added to the principal then outstanding under the Notes shall not exceed the Aggregate Commitment Amount less the undrawn face amount of all other Letters of Credit outstanding; and (b) when added to the undrawn face amount of all other outstanding Letters of Credit, shall not exceed $20,000,000.00 ("LC Commitment Amount").

                  3.2 Purpose. Letters of Credit may be requested for any purpose set forth in Section 2.2 and for any other purpose approved by Agent in its sole discretion.

                  3.3 Draws Constitute Advances. The amount of each draw paid under each Letter of Credit (a) shall be deemed to be an Advance and shall be added to the outstanding principal balance of the Notes on the date such draw is honored, and (b) shall bear interest at the Variable Rate.

                  3.4 Application for Issuance of Letters of Credit. A Borrower shall be required to complete Agent's standard application and reimbursement agreement for each Letter of Credit to be issued hereunder. Each reimbursement agreement shall be executed for the benefit of Agent and the Syndication Parties, and Borrowers shall be obligated to pay to Agent for the account of the Syndication Parties according to their respective Syndication Shares, the amount payable under the applicable reimbursement agreement for a draw under a Letter of Credit, either as a payment on the Principal Amount or as a direct payment under the reimbursement agreement.

                  3.5 Form of Letter of Credit. Each Letter of Credit shall be issued on Agent's standard form of standby letter of credit.

                  3.6 Expiration Date. No Letter of Credit may have an expiration date which is more than twelve (12) months from the date of issuance of such Letter of Credit, and in no event shall the expiration date of any Letter of Credit be later than July 31, 2000.

                  3.7 Letter of Credit Fees. Borrowers shall pay Agent a fee ("Letter of Credit Fee"), for the account of the Syndication Parties according to their respective Syndication Shares, with respect to each Letter of Credit issued or renewed pursuant to this Credit Agreement equal to the greater of 80 basis points of the face amount of each Letter of Credit or $250.00, each such Letter of Credit Fee to be paid upon the issuance or renewal of each Letter of Credit. Borrowers shall pay Agent such other fees with respect to each Letter of Credit, such as fees for amendment, transfer or negotiation of a Letter of Credit, as are charged by Agent in accordance with its then current fee policy in effect for letters of credit ("Letter of Credit Fee Policy").

                  3.8 Indemnification for Acts of Beneficiary. Borrowers assume all risks with respect to, and indemnify and holds Agent harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent may suffer or incur on account of, the acts or omissions of the beneficiary of any Letter of Credit, and for such purposes, the beneficiary shall be deemed Borrowers' agent; provided, however, that nothing herein shall relieve Agent of responsibility for its gross negligence or willful misconduct.

                  3.9 Syndication Parties to Receive a Copy of All Letters of Credit Issued by Agent. Agent shall, promptly after issuance, send each Syndication Party a copy of each Letter of Credit issued hereunder.

          4.     Interest and Fees.

                  4.1 Variable Rate. Except as provided in Section 4.2 of this Agreement and subject to the requirements of Section 4.5 of this Agreement, the unpaid principal balance owing on the Notes will bear interest at the Base Rate as it may change from time to time modified by the addition (or subtraction where it is a negative number) of the applicable Base Rate Margin as determined pursuant to Section 4.3 hereof ("Variable Rate"). The term "Base Rate" shall mean the greater of (a) the Federal Funds Rate plus 50 basis points or (b) the Prime Rate. Information on the Prime Rate currently in effect is announced publicly by, and can be obtained by contacting, Agent at its principal office in San Francisco, California. The Prime Rate is not necessarily the best rate which Agent charges to its customers, and Agent and the Syndication Parties may make loans at, above, or below the Prime Rate.

                  4.2 Libor Rate. From time to time, and so long as no Event of Default has occurred and is continuing and subject to the requirements of Section 4.5 of this Agreement, at the request of a Borrower ("Libor Rate Request"), all or a portion of the outstanding principal balance under the Notes may bear interest at the Base Libor Rate plus the applicable Libor Margin as determined pursuant to Section 4.3 hereof ("Libor

Rate"). A Libor Rate Request must be submitted each time that a Borrower would like either (a) all or a portion of a Variable Rate Loan to be converted to a Libor Loan, or (b) a current Libor Loan to bear interest at the Libor Rate upon expiration of the Interest Period for such Libor Loan. The Libor Rate Request may be made to Agent orally or in writing on any Business Day (provided that if such request is made orally, such Borrower must furnish written confirmation of such request within one (1) Business Day) and is effective as of the second Business Day after the Libor Rate Request is received if received by Agent no later than 10:00 a.m. Pacific time or as of the third Business Day if received later than 10:00 a.m. Pacific time. The Libor Rate Request must specify (a) the principal amount of the requested Libor Loan, (b) the Interest Period selected by such Borrower, and the date on which such Borrower requests that such Interest Period commence ("Interest Period Commencement Date"). Following the expiration of the Interest Period for any Libor Loan, interest shall automatically accrue on the principal amount thereof at the Variable Rate until, and except to the extent, a Borrower requests and receives another Libor Loan as provided in this Section.

                  4.3 Matrix Spread. The applicable Base Rate Margin and Libor Margin will be determined as provided in the Original Credit Agreement until July 25, 1997. As of such date, the applicable Base Rate Margin and Libor Margin will be re-set, effective on the first day of the month commencing after the month in which Agent receives Borrowers' financial statements for Borrowers' most recently completed Fiscal Quarter, based upon the Leverage Ratio for such most recently completed Fiscal Quarter determined in accordance with the following table:

         Leverage Ratio                                   Libor Margin             Base Rate Margin
    less than or equal to 1.00                             75 basis points         -25 basis points

    less than or equal to 1.25 greater than 1.00          100 basis points           0 basis points

    less than or equal to 1.50 greater than 1.25          125 basis points           0 basis points

    less than or equal to 2.00 greater than 1.50          150 basis points          25 basis points

                               greater than 2.00          175 basis points          50 basis points



                  4.4 Default Interest Rate. Upon the occurrence of the Maturity Date or an Event of Default, the unpaid balance of principal and accrued interest on the Notes shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

                  4.5 Minimum Principal Amount of Variable Rate Loans and Libor Loans. Each Variable Rate Loan shall be for a minimum principal amount of $100,000.00 and shall be a multiple of $50,000.00. Each Libor Loan shall be for a minimum principal amount of $500,000.00 and shall be a multiple of $100,000.00.

                  4.6 360-Day Year. Interest on the Notes shall be converted from an annual rate to a daily rate on the basis of a 360-day year and applied to the actual number of days elapsed.

                  4.7     Additional Provisions for Libor Loans.

                           4.7.1  If (a) Agent at any time shall determine that
for any reason adequate and reasonable means do not exist for ascertaining the Base Libor Rate, or (b) if any Syndication Party shall advise Agent that the Base Libor Rate does not adequately and fairly reflect the cost to such Syndication Party of funding its Syndication Share of any Libor Loan, then Agent shall promptly give notice thereof to Borrowers. If such notice is given and until such notice has been withdrawn by Agent, then (a) no new Libor Loan may be requested by any Borrower, and (b) any portion of the outstanding principal balance hereof which bears interest determined in relation to the Base Libor Rate, shall, subsequent to the end of the Interest Period applicable thereto, bear interest at the Variable Rate.

                           4.7.2  If any law, treaty, rule, regulation or
determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for any of the Syndication Parties to (a) advance its Syndication Share of any Libor Loan or (b) maintain its Syndication Share of all or any portion of the Libor Loans, each such Syndication Party shall promptly, by telephone or facsimile, notify Agent thereof, and of the reasons therefor and Agent shall promptly notify Borrowers thereof and if the notice from such Syndication Party is in writing, Agent shall provide a copy of such notice to Borrowers. In the former event, any obligation of any such Syndication Party to make available its Syndication Share of any future Libor Loan shall immediately be canceled, and in the latter event, any such unlawful Libor Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Variable Rate Loan; provided, however, that if any such Change in Law shall permit the Libor Rate to remain in effect until the expiration of the Interest Period applicable to any such unlawful Libor Loan, then such Libor Loan shall continue in effect until the expiration of such Interest Period. Upon the occurrence of any of the foregoing events, Borrowers shall pay to Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fines, fees, charges, penalties or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any Libor Loan made available to Borrowers hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrowers absent manifest error.

                           4.7.3  If any Change in Law or compliance by any
Syndication Party with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

                          (a)     subject such Syndication Party to any tax,
duty or other charge with respect to any Libor Loan, or change the basis of taxation of payments to such Syndication Party of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Syndication Party); or

                          (b)     impose, modify or hold applicable any
reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of any Syndication Party; or

                          (c)     impose on any Syndication Party any other
condition;

and the result of any of the foregoing is to increase the cost to such Syndication Party of making, renewing or maintaining its Syndication Share of any Libor Loan hereunder and/or to reduce any amount receivable by such Syndication Party in connection therewith, then in any such case, Borrowers shall pay to Agent for the account of such Syndication Party, within five Business Days after receipt of written notice from Agent, such amounts as may be necessary to compensate such Syndication Party for any additional costs incurred by such Syndication Party and/or reductions in amounts received by such Syndication Party which are attributable to such Libor Loans. In determining which costs incurred by such Syndication Party and/or reductions in amounts received by such Syndication Party are attributable to the Libor Rate option made available to Borrowers hereunder, any reasonable allocation made by such Syndication Party among its operations shall be conclusive and binding upon Borrowers absent manifest error.

                  4.8 Agent Fee; Arrangement Fee. Borrowers shall pay Agent the Arrangement Fee and Agent's Fee set forth in the Fee Letter.

                  4.9 Unused Line Fee. Borrowers shall pay to Agent, for the account of the Syndication Parties according to their respective Syndication Shares, for the period from the Closing Date to the Termination Date ("Unused Line Fee") an amount equal to the average of the difference, calculated daily during the measurement Fiscal Quarter, between (a) the Aggregate Commitment Amount and (b) the outstanding principal owed on the Notes plus the undrawn amount of all Letters of Credit, multiplied by the rate per Fiscal Quarter determined to be the Commitment Fee based on Borrowers' Leverage Ratio in accordance with the following table:

                    Leverage Ratio                        Commitment Fee
   less than or equal to 1.25                            22.5 basis points
   less than or equal to 1.50 greater than 1.25          27.5 basis points
   less than or equal to 2.00 greater than 1.50          32.5 basis points
                              greater than 2.00          37.5 basis points


The Commitment Fee will be set as of August 1, 1996 based on the Leverage Ratio calculated from Borrowers' financial statements for its Fiscal Quarter ending April 30, 1996, and, thereafter, will be re-set, effective on the first day of the month commencing after the month in which Agent receives Borrowers' financial statements for Borrowers' most recently completed Fiscal Quarter (each an "Unused Commitment Fee Reset Date") based upon the Leverage Ratio for such most recently completed Fiscal Quarter. The Unused Line Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall be payable in arrears on each of August 5, November 5, February 5, and May 5 for the preceding Fiscal Quarter and on the Maturity Date.

          5.     Payments.

                  5.1 Notes. Each Syndication Party's Syndication Interest in the Loan is evidenced by a promissory note, executed in connection with the Original Credit Agreement and dated August 1, 1996, payable to the order of such Syndication Party in the face amount equal to such Syndication Party's Maximum Syndication Amount in the form attached hereto as Exhibit 5.1 (collectively, such promissory notes shall be referred to as the "Notes").

                  5.2 Interest Payments. Interest on Variable Rate Loans shall be payable quarterly in arrears on the last day of each Fiscal Quarter. Interest on Libor Loans shall be payable in arrears upon the maturity of the applicable Interest Period; provided, however, that with respect to each Libor Loan where the Interest Period is equal to six months, interest shall also be payable on the date which is three months after the Interest Period Commencement Date for such Libor Loan (the "Three Month Anniversary Date"); provided, however, that if the Three Month Anniversary Date would occur on a day which is not a Business Day, then such Three Month Anniversary Date shall be deemed to be the next succeeding Business Day so long as such Business Day does not extend into the next calendar month in which case such Three Month Anniversary Date shall be deemed to be the next preceding Business Day.

                  5.3 Principal Payments. Borrowers agree that the entire outstanding principal balance on the Notes, together with accrued interest thereon, shall be due and payable on the earlier of (a) the Termination Date, or (b) such earlier date on which the Loan becomes due and payable as a result of acceleration of the payment of the Notes on account of the occurrence of an Event of Default ("Maturity Date").

                  5.4     Voluntary Prepayments.  Borrowers shall have the
                    option to make the following prepayments:

                           5.4.1  Voluntary Prepayment of Variable Rate Loans.
Subject to the requirements of Subsection 5.4.3, Borrowers shall have the right to prepay without penalty at any time all or any part of the outstanding principal balance under the Variable Rate Loans.

                           5.4.2  Voluntary Prepayment of Libor Loans.  Subject
to the requirements of Subsection 5.4.3, Borrowers shall have the right to prepay all or any part of the outstanding principal balance of any Libor Loan, provided that (a) Borrowers shall, at least two (2) Business Days prior to making any such prepayment, deliver to Agent a written notice which sets forth the amount of the prepayment, the date on which the prepayment will be made, and the Libor Loan (or portion thereof) being prepaid; (b) Borrowers shall pay all accrued and unpaid interest relating to the amount prepaid to the date of prepayment; and (c) on the prepayment date, Borrowers shall pay the Funding Losses, if any, resulting from the prepayment. Any written notice by Borrowers of their election to prepay under this Subsection 5.4.2 shall be irrevocable.

                           5.4.3  Minimum Amount of Voluntary Prepayments.  All
voluntary prepayments (a) of Variable Rate Loans, must be in amounts no less than $50,000.00 ("Minimum Variable Prepayment"), and (b) of Libor Loans, must be in amounts no less than $1,000,000.00 and must be a multiple of $100,000.00 ("Minimum Libor Prepayment"), (the Minimum Variable Prepayment and the Minimum Libor Prepayment shall be collectively referred to as the "Minimum Prepayment Requirement"); provided, however, that the Minimum Prepayment Requirement shall not apply if the Principal Amount is less than $1,000,000.00.

                  5.5 Mandatory Prepayment on Account of Commitment Amount. If at any time the amount of principal owing on the Notes exceeds the Aggregate Commitment Amount, Borrowers shall pay the amount of such excess within one (1) Business Day.

                  5.6     Funding Losses.  In the event of:

                          (a)     payment or prepayment by Borrowers of all or
any portion of any Libor Loan on a date other than the last day of the Interest Period for such Libor Loan for any reason;

                          (b)     conversion of all or any portion of any Libor
Loan to a Variable Rate Loan on a day other than the last day of the Interest Period applicable to such Libor Loan for any reason; or

                          (c)     any failure by Borrowers to borrow a Libor
Loan on the date specified in any Libor Rate Request;

Borrowers shall, upon Agent's request, pay directly to Agent for the account of the Syndication Parties the amount of the Funding Losses resulting from the occurrence of an event described above in (a), (b) or (c) of this Section. "Funding Losses" shall be equal to the product of: (i) the excess, if any, of the Libor Rate for the applicable Libor Loan over the then current interest rate on a comparable principal amount of United States Treasury obligations which have an unexpired term comparable to period of time between the date of prepayment of, or failure to borrow, such Libor Loan and the expiration of the Interest Period for the Libor Loan which is being prepaid or which Borrowers fail to borrow, as applicable, (ii) the amount of such prepayment or the amount which Borrowers fail to borrow, as applicable, and (iii) the number of years, including any fractional portion of a year, constituting the remaining term of the Interest Period for such Libor Loan.



                  5.7 Prepaid Principal May Be Reborrowed. Prepayments of principal may be reborrowed in accordance with the provisions of this Agreement.

                  5.8 Reduction of Aggregate Commitment Amount by Borrowers. Borrowers shall have the right, from time to time, to reduce the Aggregate Commitment Amount upon five (5) Business Days prior written notice to Agent, provided that the requested reduction in such Aggregate Commitment Amount (a) must be at least $5,000,000.00 and (b) shall not cause the Aggregate Commitment Amount to be less than the amount of outstanding principal under the Notes plus the aggregate undrawn face amount of all Letters of Credit then outstanding. Any reduction of the Aggregate Commitment Amount pursuant to this Section shall be irrevocable and shall result in a ratable reduction of each Syndication Party's Maximum Syndication Amount.

                  5.9 Payments on Business Days; Date That Payments and Prepayments Are Deemed Received. In the event any payment of principal or interest is due on a date other than a Business Day, such payment shall be due on the succeeding Business Day. Payments or prepayments received after 11:00 a.m. Pacific time on any Business Day will be deemed received on the next succeeding Business Day.

                  5.10 Payments Free and Clear of Taxes. All payments by Borrowers will be made free and clear of present and future taxes, withholding or deductions (except for taxes imposed on the overall net income of each Syndication Party).

                  5.11 Payments to be Made United States Dollars. Payments on the Principal Amount shall be made in United States Dollars.

          6.     Conditions Precedent.

                  6.1 Conditions to Initial Advance. The Syndication Parties' obligation to make the initial Advance under the Original Credit Agreement was subject to satisfaction, in Agent's sole discretion, of the following conditions precedent, that:

                           6.1.1  Representations and Warranties.  The
representations and warranties of Borrowers contained in the Original Credit Agreement were true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

                           6.1.2  No Event of Default.  No Event of Default had
occurred and no event had occurred that with notice or lapse of time or both would constitute an Event of Default ("Potential Default"), and no Event of Default or Potential Default would result from the making of the Advance.

                           6.1.3  Receipt of Loan Documents.  Agent received
duly executed originals of the Original Credit Agreement and the Notes.

                           6.1.4  Advance Request.  Agent received a  written
request for an Advance in the form attached to the Original Credit Agreement as
Exhibit 6.1.4 thereto signed by an Authorized Representative and containing the certification of an Authorized Representative of each of Borrowers stating that, after giving effect to the requested Advance, the amount of the Loan used to fund the Phase I Construction did not exceed the Phase I Construction Commitment Amount ("Phase I Construction Commitment Amount Certification").

                           6.1.5  Legal Opinion.  Agent received the opinion of
counsel for Borrowers in form and content reasonably acceptable to Agent and addressed to the Syndication Parties.

                           6.1.6  Organizational Documents.  Agent received:
(a) a certificate of good standing dated no more than thirty (30) days prior to the Closing Date, for each of Borrowers, issued by the Secretary of State for the state of such Borrower's incorporation and for each state where such Borrower's operations require qualification or authorization to transact business; (b) a copy of the articles of incorporation, and any amendments thereto, of each Borrower certified by the Secretary of State of such Borrower's state of incorporation; and (c) a copy of the bylaws, and any amendments thereto, of each Borrower certified as true and complete by the Secretary of such Borrower.

                           6.1.7  Evidence of Corporate Action.  Agent
received: a copy of the documents evidencing all corporate action taken by each Borrower to authorize the execution, delivery and performance of the Original Credit Agreement and the Notes and naming the officer(s) of each Borrower who are authorized to execute the Original Credit Agreement and the Notes on behalf of such Borrower, certified to be true and correct by the Secretary of such Borrower.

                           6.1.8  Authorized Representatives.  Each Borrower
furnished Agent with a current list, and a specimen signature, of all officers or other employees of such Borrower authorized to request an Advance or the issuance of a Letter of Credit ("Authorized Representatives"), the names and signatures of which were certified by the Secretary of such Borrower ("Certificate of Authorized Representatives"). Agent and the Syndication Parties may conclusively rely on such Certificate of Authorized Representatives until Agent shall have received a further Certificate of Authorized Representatives from a Borrower amending or canceling the previous Certificate of Authorized Representatives from such Borrower.

                           6.1.9  Officer's Certificate.  Agent received a
certificate of the President, Chief Executive Officer or Chief Financial Officer of each Borrower dated as of the Closing Date certifying that:

                          (a)     the representations and warranties set forth
in Section 7 of the Original Credit Agreement were correct on and as of the Closing Date as though made on and as of such date; and

                          (b)     no Event of Default or Potential Default had
occurred and was continuing or would result from the making of the Loan.

                           6.1.10   Evidence of Insurance.  Agent received
insurance certificates and such other evidence, in form and substance satisfactory to Agent, of all insurance required to be maintained by Borrowers under the Original Credit Agreement.

                           6.1.11   Evidence of Consents.  Agent received
evidence that all consents and approvals of governmental authorities and third parties which were necessary for the execution, delivery and performance of the Original Credit Agreement and the Notes and the transactions contemplated thereby had been obtained and were in full force and effect.

                           6.1.12   Fees and Expenses.  Agent received payment
from Borrowers of the fees specified in the Original Credit Agreement or the Fee Letter as being payable on the Closing Date and all out-of-pocket costs and expenses incurred by Agent (including, without limitation, the reasonable fees and expenses of counsel retained by Agent) and the allocated costs of internal counsel for Agent in connection with the preparation, negotiation, and execution of the Original Credit Agreement and the Notes and the transactions contemplated thereby, which fees and expenses Borrowers authorized Agent to pay by disbursement from the Loan.

                           6.1.13   No Material Adverse Change.  No material
adverse change had occurred in the condition, operations, or prospects of Borrowers since April 30, 1996.

                           6.1.14   Other Documents.  Borrowers provided or
caused to be provided to Agent such other documents, instruments and agreements as Agent may have reasonably requested.

                           6.1.15   Appointment of The Corporation Company.
Agent have received evidence that each of Borrowers either (a) has a registered agent for service of process in Colorado, or (b) that The Corporation Company, located at 1675 Broadway, Denver, Colorado 80202, has accepted such party's appointment to serve as its agent for service of process in accordance with
Section 12.9.2 of this Agreement.

                  6.2 Conditions to All Subsequent Advances. The Syndication Parties' obligation to make all Advances after the initial Advance is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

                           6.2.1  Representations and Warranties.  The
representations and warranties of Borrowers contained in this Agreement shall be true and correct in all material respects on and as of the date of such Advance as though made on and as of such date.

                           6.2.2  No Event of Default.  No Event of Default and
no Potential Default has occurred, and no Event of Default or Potential Default would result from the making of the Advance.

                           6.2.3  No Material Adverse Change.  No material
adverse change shall have occurred in the condition, operations, or prospects of Borrowers.

                           6.2.4  Advance Request.  Agent shall have received
(including by facsimile transmission) a duly completed written request for an Advance in the form attached hereto as Exhibit 6.2.4 ("Advance Request") signed by an Authorized Representative and containing: (a) until such time as the Phase I Construction is completed, a Phase I Construction Commitment Amount Certification, and (b) upon commencement of the Phase II Construction, a certification that the amount of the Loan used to fund the Phase II Construction does not exceed the Phase II Construction Commitment Amount ("Phase II Construction Commitment Amount Certification"). With respect to Variable Rate Loans, the Advance Request shall be effective on the Business Day received if actually received by Agent before 10:00 a.m. Pacific time, and as of the next Business Day if received by Agent after such time. With respect to Libor Loans, the Advance Request shall be effective on second Business Day after the Advance Request is received if actually received by Agent before 10:00 a.m. Pacific time, and as of the third Business Day if received by Agent after such time. If the Advance Request is submitted by facsimile transmission, the Borrower submitting such Advance Request shall deliver to Agent, no later than the next Business Day, the originally executed Advance Request. All Advance Requests submitted by a Borrower shall be irrevocable.

                  6.3 Conditions to Issuance of Letters of Credit. The Syndication Parties' obligation to cause Agent to issue the Letters of Credit and to fund and maintain their respective Syndication Shares of all draws under the Letters of Credit, and Agent's obligation to issue any Letter of Credit, is conditioned upon Borrowers' satisfaction of the following conditions in addition to the other conditions set forth in Sections 6.1 and 6.2 hereof (except for the conditions relating to the submission of Advance Requests set forth in Sections 6.1.4 and 6.2.4):

                           6.3.1  Application and Reimbursement Agreement.
Borrowers must deliver to Agent, not later than three (3) Business Days preceding the requested issue date for each Letter of Credit, Agent's standard form of application and reimbursement agreement for standby letters of credit which has been duly completed and signed by an Authorized Representative.

                           6.3.2  Fees.  Borrowers shall have paid the Letter
of Credit Fee and any other fees payable to Agent pursuant to its Letter of Credit Fee Policy.

                           6.3.3  Agent.  Agent shall have approved in its sole
                             discretion the form of Letter of Credit.

                  6.4 Additional Disbursement Conditions. At no time and in no event shall the Syndication Parties be obligated to make Advances or to cause Agent to issue the Letters of Credit and to fund and maintain their respective Syndication Shares of all draws under the Letters of Credit, as the case may be:

                           6.4.1  Aggregate Commitment Amount; LC Commitment
Amount. In excess of an amount, which: (a) when added to all prior Advances would exceed the

Aggregate Commitment Amount, or (b) when added to the undrawn face amount of all other outstanding Letters of Credit, would exceed the LC Commitment Amount.

                           6.4.2  Construction Commitment Amounts.  If the
Advance is to be used for the purpose of funding the Phase I Construction, in excess of an amount which, when added to all prior Advances made for the purpose of funding the Phase I Construction, would exceed the Phase I Construction Commitment Amount, unless Borrowers have obtained, and the Required Lenders have approved in their reasonable discretion, either a commitment for the permanent financing of all Advances disbursed and to be disbursed for the Phase I Construction or an agreement between Borrowers and a third party which is not an affiliate of Borrowers for the purchase of the Phase I Headquarters Building from Borrowers. If the Advance is to be used for the purpose of funding the Phase II Construction, in excess of an amount which, when added to all prior Advances made for the purpose of funding the Phase II Construction, would exceed the Phase II Construction Commitment Amount, unless Borrowers have obtained, and the Required Lenders have approved in their reasonable discretion, either a commitment for the permanent financing of all Advances disbursed and to be disbursed for the Phase II Construction or an agreement between Borrowers and a third party which is not an affiliate of Borrowers for the purchase of the Phase II Headquarters Building from Borrowers.

                           6.4.3  Disbursement Period.  After the Termination
Date.

                           6.4.4  Illegality of Loan.  After the enactment of
any law by any governmental authority having jurisdiction over any Syndication Party which would make it unlawful in any respect for such Syndication Party to make the Advance.

                  6.5 Conditions to Performance Under This Agreement. The Syndication Parties' obligation to make the first Advance requested by a Borrower after the date of this Agreement shall be subject to the fulfillment of the following conditions:

                           6.5.1  Receipt of Executed Agreement.  Agent shall
have received duly executed originals of this Agreement from all parties hereto.

                           6.5.2  Organizational Documents.  Agent shall have
received a certificate of the Secretary of each of Borrowers stating that no amendments have been made to the articles of incorporation or bylaws of such Borrower since August 1, 1996.

                           6.5.3  Evidence of Corporate Action.  Agent shall
have received: a copy of the documents evidencing all corporate action taken by each Borrower to authorize the execution, delivery and performance of this Agreement and naming the officer(s) of each Borrower who are authorized to execute this Agreement on behalf of such Borrower, certified to be true and correct by the Secretary of such Borrower.

          7.     Borrowers' Representations and Warranties.

         Borrowers, to induce the Syndication Parties to make the Loan and to enter into this Agreement, hereby represent and warrant as follows:

                  7.1 Organization and Existence. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

                  7.2 Corporate Authority, Due Authorization; Consents. Each Borrower has full power and authority to execute, deliver and perform the Loan Documents, all of which have been duly authorized by all necessary corporate action of such Borrower. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of the Loan Documents have been obtained.

                  7.3 Title to Properties. Each Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, pledges, security interests, restrictions, encumbrances and defects in title, except as set forth on Exhibit 7.3 hereto ("Permitted Encumbrances") and except as otherwise permitted hereunder. Except as set forth on Exhibit 7.3, all of the material properties and assets used in the conduct of the business of each Borrower are in good repair, working order and condition (reasonable wear and tear excepted) and suitable for use in the operation of the business of such Borrower.

                  7.4     Litigation.  Except for those matters set forth on
Exhibit 7.4, there are no pending legal or governmental actions, proceedings or investigations to which any Borrower is a party or to which any property of any Borrower is subject and, to the best of the knowledge of each Borrower, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person.

                  7.5 No Violations. The execution, delivery and performance of the Loan Documents will not (a) violate any provision of the articles of incorporation or bylaws of any Borrower, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency, or
(b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on any Borrower or affecting the properties of any Borrower.

                  7.6 Binding Agreement. Each of the Loan Documents is the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

                  7.7 Compliance with Laws. Each Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all laws relating to environmental matters.

                  7.8 Material Agreements. Exhibit 7.8 hereto accurately and completely lists all agreements to which any Borrower is a party, the breach or termination of which would have a Material Adverse Effect ("Material Agreements"). All Material Agreements are legally valid and binding on the parties thereto and are in full force and effect and neither Borrowers, nor, to the knowledge of Borrowers, any other party thereto, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.

                  7.9     Financial Statements; No Material Adverse Change.
All consolidated financial statements, schedules, and other written documents relating to the financial condition and results of operations of Borrowers submitted by Borrowers to Agent prior to the execution of this Agreement, including without limitation those as of April 30, 1996, fairly presented, as of the date thereof, the financial condition and results of operations of Borrowers for the period indicated, and were prepared in accordance with GAAP. Since April 30, 1996, there has been no material adverse change in the financial condition, results of operations, business or prospects of Borrowers.

                  7.10 Payment of Taxes. Borrowers have filed all required federal, state and local tax returns and have paid all taxes shown thereon to be due and no such tax returns are being audited as of the date of this Agreement. Each Borrower has paid when due all other taxes, assessments or impositions levied or assessed against such Borrower or the business or properties of such Borrower.

                  7.11 Licenses and Approvals. Each Borrower has all material governmental approvals, licenses and permits necessary or desirable to enable each of them to conduct their respective business as presently being conducted, and all such approvals, licenses and permits are in full force and effect.

                  7.12    Employee Benefit Plans.

                           7.12.1   Employee Benefit Plans; Multiemployer
Plans. Exhibit 7.12 sets forth: (a) a true and complete list of each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), that is or was maintained or contributed to by any Borrower or any predecessor to any Borrower, or in which any Borrower or any predecessor to any Borrower participates or participated (each a "Borrower Benefit Plan"); and (b) a true and complete list of each employee stock ownership plan ("ESOP") that is maintained by any Borrower under ERISA and the Internal Revenue Code of 1986, as amended from time to time (the "Code"). No Borrower, no predecessor to any Borrower and no member of any Borrower's "controlled group" (as that term is defined in Section 414 of the Code) has, or at any time has had, an obligation to contribute to any "multiemployer plans," as defined in Section 3(37) of ERISA (each a "Multiemployer Plan") prior to the Closing Date.

                           7.12.2   Pension Benefit Plans.  To the knowledge of
Borrowers, each Borrower Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA, and not exempted under Section 4(b) or
Section 201 of ERISA (each a "Borrower Pension Plan"), and the trust, if any, forming a part thereof, meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code, and is, and since its inception has been, exempt from taxation under Section 501(a) of the Code. Except as set forth in Exhibit 7.12, the Internal Revenue Service (the "IRS") has issued a favorable determination letter with respect to the qualification of each Borrower Pension Plan and the trust, if any, relating thereto, and the IRS has not taken any action to revoke any such letter.

                           7.12.3   Compliance by Administrator.  To the
knowledge of Borrowers, the administrator of each Borrower Benefit Plan has complied in all material respects with the disclosure and reporting requirements of Part I of Subtitle B of Title I of ERISA.

                           7.12.4   Annual Reports.  To the knowledge of
Borrowers, those sections of all annual reports heretofore filed with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation on behalf of each Borrower Benefit Plan which were required to be certified were duly certified without qualification by the accountants or actuaries of such plan.

                           7.12.5   Prohibited Transactions.  To the knowledge
of Borrowers, with respect to each Borrower Benefit Plan, neither Borrowers nor any Borrower Benefit Plan or a fiduciary thereof, is engaged or has engaged in any transaction which is prohibited by Part 4 of Subtitle B of Title I of ERISA or which might subject any such plan or related trust, or any trustee or administrator thereof, to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA or to liability under Section 409 of ERISA, any of which would have a Material Adverse Effect.

                           7.12.6   Bonding.  To the knowledge of Borrowers,
every fiduciary and every "plan official" (as defined in Section 412 of ERISA) of each Borrower Benefit Plan is bonded to the extent required by Section 412 of ERISA.

                           7.12.7   Civil/Criminal Action.  To the knowledge of
Borrowers, no civil or criminal action brought pursuant to Part V of Subtitle B of Title I of ERISA is pending, or, to the knowledge of Borrowers, is threatened against Borrowers, any Borrower Benefit Plan or any fiduciary thereof with respect to any Borrower Benefit Plan.

                           7.12.8   Funding.  (a) Each of the Borrower Pension
Plans is in compliance with the minimum funding standards of Section 412 of the Code and Part 3 of Subtitle B of Title I of ERISA, to the extent applicable, and (b) for each Borrower

Pension Plan, no waivers of the minimum funding standards have been requested, and no Borrower Pension Plan has any "accumulated funding deficiency" within the meaning of Section 412 of the Code.

                           7.12.9   Compliance With Law.  Borrowers are in
compliance in all material respects with, and each Borrower Benefit Plan has been operated in all material respects in accordance with, the provisions of such plan and in compliance in all material respects with, ERISA, the Code and all other applicable law governing each such Borrower Benefit Plan, including but not limited to rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, and the Department of the Treasury pursuant to the provisions of ERISA and the Code, except to the extent any such failure would not have a Material Adverse Effect.

                           7.12.10  Multiple Employer Plan.  Borrowers do not
participate in any "multiple employer plan" within the meaning of Section 413 of the Code.

                           7.12.11  Plan Termination Liability. Borrowers have
not incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Borrower Benefit Plan, covered or previously covered by Title IV of ERISA, which liability, or any portion thereof, could constitute a liability of Borrowers at or after the Closing Date.

                           7.12.12  Pension Plan Termination.  No proceedings
to terminate any Borrower Pension Plan have been instituted under Subtitle C of Title IV of ERISA.

                           7.12.13  Reportable Event.  No "reportable event"
within the meaning of Section 4043 of ERISA and the regulations thereunder other than a reportable event for which notice or penalty has been waived by regulation or otherwise has occurred with respect to any Borrower Pension Plan that is a defined benefit plan. With respect to any Multiemployer Pension Plan that is a defined benefit plan, to the knowledge of Borrowers, no such "reportable event" has occurred which would materially and adversely affect such plan, and no such plan is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA.

                           7.12.14  Payment of Contributions.  In respect of
each Borrower Benefit Plan, each Borrower has paid or will have paid as of the Closing Date all contributions or premiums required to be made by it for all plan years ending on or prior to the Closing Date and, for the plan year which includes the Closing Date, contributions or premiums for the pro rata portion of the plan year ending on the Closing Date. Except as set forth in Exhibit 7.12, all contributions paid or accrued by Borrowers on or prior to the Closing Date in respect of any Borrower Pension Plan that is a defined benefit plan will be based on the actuarial assumptions and methods used for the last plan year ended on or before the Closing Date, or if there is no prior plan year for any such plan, contributions shall be based upon reasonable actuarial assumptions and methods.

                           7.12.15  Welfare Benefit Plans.  Borrowers do not
participate in a "multiple employer welfare arrangement" within the meaning of
Section 3(40) of ERISA. Borrowers do not maintain or contribute to a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code or a "welfare benefit fund" within the meaning of Section 419 of the Code, nor do Borrowers maintain or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees (other than as required by Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA")). Borrowers have complied in all material respects with the provisions of COBRA.

                           7.12.16  ESOP.  In respect of each ESOP, each
Borrower has paid or will have paid as of the Closing Date all contributions or premiums required to be made by it on or prior to the Closing Date. Except as set forth on Exhibit 7.12, no ESOP has any indebtedness for borrowed money ("ESOP Indebtedness"). The estimated repurchase liability of Holding Company, based on reasonable actuarial assumptions and methods, under any ESOP during the Loan Period is set forth on Exhibit 7.12. Assuming that each Borrower makes all required contributions in accordance with the terms of each ESOP, each ESOP has or will have sufficient funds to make all scheduled payments on its ESOP Indebtedness. Holding Company has sufficient funds to meet its reasonably anticipated repurchase liability during the Loan Period.

                  7.13 Capitalization of Borrowers. The capitalization of each of World Solutions and World Source (expressed both in terms of total number of shares and percentage of each class of stock) is set forth on Exhibit
7.13. All of the issued and outstanding shares of capital stock of each of World Solutions and World Source have been duly authorized and validly issued and are fully paid and nonassessable. No authorized but unissued shares and no treasury shares of World Solutions or World Source are subject to any option, warrant, right to call or commitment of any kind or character except those arising pursuant to the Plans. All of the issued and outstanding shares of capital stock of Holding Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  7.14 Subsidiaries. All of the Subsidiaries, the capitalization of each Subsidiary, and any Borrower's stock ownership therein are set forth on Exhibit 7.14. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. No authorized but unissued shares and no treasury shares of any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character.

                  7.15    Environmental Compliance.  Except as set forth on
Exhibit 7.15 hereto:

                           7.15.1   no Hazardous Substances are now located on
any real property owned or leased by any Borrower ("Premises"), and neither Borrowers, nor, to the best of the knowledge of Borrowers, any other Person has ever caused or permitted any Hazardous Substances to be placed, held, located, or disposed of on, under, or at the

Premises or any part thereof except in compliance at all times with the Environmental Laws and the Environmental Regulations;

                           7.15.2   no part of the Premises or any improvements
located thereon is being used nor, to the best of the knowledge of Borrowers after due inquiry, has been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Substances except in compliance at all times with the Environmental Laws and the Environmental Regulations, nor is any part of the Premises or any improvements located thereon affected by any contamination from Hazardous Substances;

                           7.15.3   to the best of the knowledge of Borrowers,
no property adjoining the Premises is being used, nor has ever been used at any previous time, for the disposal, storage, treatment, processing, or other handling of Hazardous Substances except in compliance at all times with all Environmental Laws and Environmental Regulations, nor is any other property adjoining the Premises affected by contamination from Hazardous Substances;

                           7.15.4   to the best of the knowledge of Borrowers,
no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances or contamination from Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Premises; and

                           7.15.5   to the best of the knowledge of Borrowers,
the Premises are not currently on and have never been on any federal or state "Superfund" or "Superlien" list.

                  7.16    Intellectual Property.  Except as set forth in
Exhibit 7.16, each Borrower owns or has licenses to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted.

                  7.17 Regulations U and X. No portion of any Advance will be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  7.18 Fiscal Year. Each fiscal year of each Borrower begins on November 1 of each calendar year and ends on October 31 of each calendar year.

                  7.19 Disclosure. None of Borrowers' representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  7.20 Continuing Nature. All warranties and representations of Borrowers herein are now and will continue to be true and correct (except to the extent that any such warranty or representation states that it relates to a particular date) until the Notes are repaid in full, all covenants and agreements herein contained are observed and performed by Borrowers, all Letters of Credit have expired, and the Syndication Parties have no further obligation to make Advances or to cause Agent to issue Letters of Credit.

          8.     Borrowers' Affirmative Covenants and Agreements.

         Borrowers, to induce the Syndication Parties to make the Loan, hereby covenant and agree as follows:

                  8.1 Books and Records. Borrowers shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

                  8.2 Reports and Notices. Borrowers shall provide to Agent the following reports, information and notices, and, upon receipt, Agent shall promptly send a copy thereof to each Syndication Party:

                           8.2.1  Annual Financial Statements.  As soon as
available, but in no event later than one hundred twenty (120) days after the end of any fiscal year of Borrowers occurring during the term hereof, annual financial statements of Borrowers on a consolidated basis, prepared in accordance with GAAP consistently applied which shall: (a) be audited by independent certified public accountants selected by Borrowers which are reasonably acceptable to Agent; (b) be accompanied by a report of such accountants containing an unqualified opinion reasonably acceptable to Agent;
(c) be accompanied by a Compliance Certificate; (d) be prepared in reasonable detail and in comparative form; and (e) include a balance sheet, an income statement, a statement of cash flows, and all notes and schedules relating thereto.

                           8.2.2  Quarterly Financial Statements.  As soon as
available but in no event more than forty- five (45) days after the end of each of Borrowers' first three Fiscal Quarters in Borrowers' fiscal year, the following financial statements of Borrowers, on a consolidated basis, prepared in accordance with GAAP consistently applied: a balance sheet, an income statement, and a statement of cash flows, which quarterly statements shall include any and all notes and schedules thereto. Such quarterly financial statements shall be accompanied by a Compliance Certificate.

                           8.2.3  Additional Information.  With reasonable
promptness, such additional financial information or documentation as Agent or any Syndication Party may reasonably request.

                           8.2.4  Annual Projections.  As soon as available,
but in no event later than sixty (60) days after the end of any fiscal year of Borrowers occurring during the term hereof, written projections of Borrowers' consolidated financial statements for the following fiscal year, setting forth all material assumptions utilized (and the basis therefor).

                           8.2.5  Notice of Default under Other Financing.
Notice in writing promptly after Borrowers, or any of them, obtain knowledge thereof, of any default under any indenture, agreement or instrument to which any Borrower is a party or by which it may be bound (limited, with respect to agreements in connection with borrowed money, to those in which the principal amount owing is $5,000,000.00 or more) and of any acceleration of indebtedness caused thereby.

                           8.2.6  Notice of Default.  As soon as the existence
of any Event of Default or Potential Default becomes known to any officer of any of Borrowers, written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

                           8.2.7  Notice of Actions.  Notice in writing
promptly after Borrowers, or any of them, obtain knowledge thereof, of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, concerning Borrowers or any of them, which is material to the financial condition, results of operation, business or prospects of Borrowers or any of them.

                           8.2.8  Notice of Material Change.  Promptly after
Borrowers, or any of them, obtain knowledge thereof, notice of any matter which has resulted or would result in a Material Adverse Effect.

                           8.2.9  Notification of Claims by Contractors and
Materialmen. Borrowers shall immediately advise Agent in writing of any notice received by Borrowers or any of them from any laborer, contractor, subcontractor or materialman to the effect that such laborer, contractor, subcontractor or materialman has not been paid when due for any labor or materials furnished with respect to the Premises.

                           8.2.10   ERISA.  Each Borrower shall immediately
provide Agent with a copy of (a) any notice received by such Borrower relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Borrower Benefit Plan or ESOP; and (b) a material amendment to any Plan.

                           8.2.11   Change of Control.  Each Borrower shall
immediately advise Agent in writing of any planned or consummated Change of Control.

                           8.2.12   SEC Statements.  Each Borrower shall
promptly furnish to Agent copies of all material (excluding exhibits) which it sends or will send its shareholders and which it files or will file with the Securities and Exchange Commission ("SEC") or any national securities exchange, including but not limited to, all registration statements, reports on Form 10Q, reports on Form 10-K, reports on Form 8K, proxy material and annual reports to shareholders and any and all amendments thereof or supplements thereto. Each Borrower shall promptly furnish to Agent copies of all exhibits to the materials furnished to Agent pursuant to the previous sentence of this Subsection 8.2.12 which are requested by Agent.

                           8.2.13   Hazardous Materials.  Each Borrower shall
immediately advise Agent in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions of which such Borrower has knowledge which are instituted, completed, or threatened against any Borrower pursuant to the Environmental Laws or Environmental Regulations; and (b) all claims made or, to such Borrower's knowledge, threatened by any third party against any Borrower relating to damage, contribution, cost recovery compensation, loss, or injury resulting from any Hazardous Substances (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Substances Claims").

                  8.3 Maintenance of Existence. Borrowers shall preserve and maintain in full force and effect their respective legal existence in the jurisdiction of its organization and shall qualify or remain qualified as a foreign corporation in each jurisdiction in which the transaction of their business makes such qualification necessary.

                  8.4 Compliance with Legal Requirements and Agreements. Each Borrower shall comply with: (a) all laws, rules, regulations and orders applicable to such Borrower or their respective businesses; and (b) all agreements, indentures, mortgages, and other instruments to which such Borrower is a party or by which such Borrower or any of their respective property is bound; provided, however, that the failure of any Borrower to comply with this
Section in any instance shall not be a default hereunder unless such failure would result in a Material Adverse Effect.

                  8.5 Compliance with Environmental Laws. Without limiting the provisions of Section 8.4 of this Agreement, Borrowers shall comply in all material respects with, and cause all Persons occupying or present on the Premises to comply with, all Environmental Laws and Environmental Regulations.

                  8.6 Insurance. Borrowers shall keep their assets insured at all times by an insurance carrier or carriers approved by Agent which have an A rating by the current BEST Key Rating Guide, against all risks covered by a special form policy (and including flood, earthquake and windstorm coverage) in the amount of the full replacement cost (other than with respect to motor vehicles) of the assets as well as liability, worker's compensation, business interruption, boiler and machinery and such other insurance as Agent may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrowers shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as customarily carried by corporations engaged in comparable businesses and comparably situated. Certificates of such insurance satisfactory to Agent shall be delivered to and held by Agent. All such insurance policies shall contain a provision requiring at least ten (10) days' notice to Agent prior to any cancellation for non-payment of premiums and at least forty-five (45) days' notice to Agent of cancellation for any other reason or of modification or non-renewal. Borrowers agree to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the insured assets which would wholly or partially invalidate any insurance thereon. Borrowers shall provide Agent with such evidence as Agent may request from time to time as to the maintenance of all insurance required pursuant to this Section.

                  8.7 Taxes. Each Borrower shall cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and each Borrower shall establish adequate reserves therefor in accordance with GAAP.

                  8.8 Title to Assets and Maintenance. Borrowers shall defend and maintain title to all their respective material properties and assets, free and clear of all liens, pledges, security interests, restrictions, encumbrances and defects in title other than the Permitted Encumbrances and those allowed pursuant to the terms of this Agreement. Borrowers shall keep their respective assets, both real and personal, in good order and condition consistent with industry practice and as required to maintain all equipment warranties in full force and effect and shall make all necessary repairs, replacements and improvements.

                  8.9 Payment of Liabilities. Each Borrower shall pay all its liabilities as they become due unless (with the exception of the Loan) they are contested in good faith by appropriate actions or legal proceedings and such Borrower establishes reserves therefor in form and amount satisfactory to Agent.

                  8.10 Inspection. Each Borrower shall permit Agent and the Syndication Parties, and their respective agents, during normal business hours or at such other times as the parties may agree, to examine such Borrower's properties, books, and records, and to discuss such Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

                  8.11 Management. Each Borrower shall maintain its present management or shall obtain management of comparable experience and expertise.

                  8.12 Licenses. Each Borrower shall preserve and maintain in full force and effect all material rights, franchises, licenses, and governmental approvals owned or possessed by it which are necessary or desirable in view of its business and operations or the ownership of its properties.

                  8.13 Financial Covenants. Borrowers shall maintain the following financial covenants, measured on a consolidated basis, until the Loan is indefeasibly paid in full, all Letters of Credit have expired, and the Syndication Parties have no obligation to make Advances or to cause Agent to issue Letters of Credit:

                           8.13.1   Quick Ratio.  Maintain at all times a Quick
Ratio of not less than 1.2 to 1.

                           8.13.2   Leverage Ratio.  Maintain at all times a
Leverage Ratio of not more than 2.5 to 1.0.

                           8.13.3   Coverage Ratio.  Maintain, for the twelve
(12) month period ending on the last day of each Fiscal Quarter, a Coverage Ratio of not less than 1.75 to 1.0.

                  8.14 ERISA. Each Borrower shall: (a) comply in all material respects with the Code and ERISA; (b) cause any Borrower Pension Plan to initially qualify and continue to qualify under ERISA and the Code, including, but not limited to obtaining a favorable determination letter with respect to each Borrower Pension Plan; (c) prepare and deliver each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (d) administer each Borrower Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law; (e) make all contributions or premiums required to be made by it in connection with any Borrower Benefit Plan or ESOP during the Loan Period, and (f) upon Agent's request, promptly deliver to Agent a true, correct and complete copy of all documents and agreements relating to the establishment of each Borrower Pension Plan, Borrower Benefit Plan and ESOP, as well as the latest available custodian or trustee reports, annual reports and the latest actuarial reports for each Borrower Pension Plan, Borrower Benefit Plan and ESOP.

                  8.15 Additional Costs of Maintaining Loan. Borrowers shall pay to Agent from time to time such amounts as Agent may determine to be necessary to compensate any Syndication Party for any costs incurred by it which Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining any Advances hereunder or its obligation to make any such Advances, or any reduction in any amount receivable by such Syndication Party under this Agreement or the Note payable to it in respect to any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Agreement or the Note payable to such Syndication

Party in respect of any of such Advances (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Agreement or the Note payable to such Syndication Party (or any of such extensions of credit or liabilities). Agent will notify Borrowers of any event occurring after the date of this Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining Advances or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

                  8.16    Reimbursement for Additional Capital Requirements.
In the event that the introduction of or any change in (a) any law or regulation, or (b) the judicial, administrative, or other governmental interpretation of any law or regulation, or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party's obligations hereunder, and other similar obligations, Borrowers shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to Agent and to Borrowers to be the net present value (discounted at the Variable Rate) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the Maturity Date but for such introduction or change, (b) multiplied by such Syndication Party's Syndication Share of the Aggregate Commitment. Agent will notify Borrowers of any event occurring after the date of this Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party's determination to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

                  8.17 Hazardous Substances Indemnifications. Borrowers shall be solely responsible for and shall indemnify and hold harmless Agent and the Syndication Parties, their respective directors, officers, employees, agents, successors, and assigns, from and against any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the subject of any Hazardous Substances Claims.

                  8.18 Indemnification. Borrowers shall indemnify and hold Agent and each Syndication Party and their respective directors, officers, employees, agents, professional advisers and representatives, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Credit Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. The foregoing indemnity shall survive the repayment of the Loan and the termination of this Agreement.

                  8.19 Good Standing Certificates. Borrowers shall provide to Agent, (a) on or before August 25, 1997, a certificate of good standing dated no more than thirty (30) days prior to July 25, 1997, for each of Borrowers, issued by the Secretary of State for the state of such Borrower's incorporation, and (b) on or before September 30, 1997, a certificate of an officer acceptable to Agent listing the locations of the offices of each Borrower and a certificate of good standing from each state in which a Borrower has an office stating that such Borrower is in good standing in such state.

                  8.20 Further Assurances. Each Borrower shall execute and deliver such other and further instruments and shall perform such other and further acts as in the opinion of Agent may be necessary or desirable to carry out more effectively the purposes of this Agreement.

          9. Borrowers' Negative Covenants and Agreements. Until the Notes and all other amounts owing to the Syndication Parties under the Loan Documents are indefeasibly paid in full and all Letters of Credit have expired or been terminated and the Syndication Parties have no further obligation to make Advances or to cause Agent to issue any further Letters of Credit hereunder, Borrowers shall not:

                  9.1 Change in Business. Make any material changes to their business as presently conducted or in any other way materially disrupt the continuity of their existing operations.

                  9.2 Change in Business Form. Change their business form from a corporation organized under Subchapter C of the Internal Revenue Code.

                  9.3 Acquisitions. Acquire all or substantially all of the assets or stock of any Person, except to the extent that: (a) the fair market value of all such assets or stock acquired by Borrowers during the Loan Period, when taken together with the fair market value of the assets acquired by Borrowers as a result of all mergers and other combinations by Borrowers pursuant to Subsection 9.4 of this Agreement and with the amount of all investments made by Borrowers pursuant to Subsection 9.11.3 of this Agreement occurring during the Loan Period, does not exceed that amount which is equal to 20% of Total Net Worth, (b) taking into account each such acquisition, Borrowers remain in compliance with all of the financial covenants set forth in
Section 8.13 hereof, and (c) after giving effect to such acquisition, no Event of Default would exist. For purposes of subparagraph (a) of this Subsection, with respect to each such acquisition, Total Net Worth shall be calculated as of the last day of the Fiscal Quarter ending immediately prior to the anticipated closing date of such acquisition.

                  9.4 Mergers. Enter into any merger, consolidation, joint venture, or other combination, except:

                           9.4.1   Holding Company shall be permitted to merge
into a Delaware corporation which, prior to the merger with Holding Company, has no assets or liabilities, so long as: (a) such Delaware corporation is the surviving corporation after such merger, (b) such surviving Delaware corporation ("Survivor") assumes Holding Company's exact corporate name as a result of such merger, (c) upon the consummation of such merger, Survivor promptly delivers to Agent a true, correct and complete copy of all merger documents and any amendments to Holding Company's articles of incorporation and bylaws, (d) after the consummation of such merger, Survivor promptly informs Agent of its federal taxpayer identification number and provides evidence of its qualification to do business, under the name of Holding Company, in all states in which Holding Company is so qualified immediately prior to such merger; and

                           9.4.2    for mergers or consolidations in which a
Borrower is the surviving corporation where the following tests are or would be met: (a) after giving effect to such merger or consolidation, no Event of Default would exist, (b) based on pro forma financial statements for the applicable Fiscal Quarter assuming the prior consolidation during such period of Borrowers and the entity with which the merger or consolidation is proposed, the financial covenants set forth in Section 8.13 hereof will all be met, and
(c) the fair market value of the assets acquired as a result of any such merger, consolidation, joint venture or other combination, when viewed as an asset acquisition, and, when taken together with all acquisitions by Borrowers pursuant to Subsection 9.3 of this Agreement and with the amount of all investments made by Borrowers pursuant to Subsection 9.11.3 of this Agreement occurring during the Loan Period, does not exceed that amount which is equal to 20% of Total Net Worth. For purposes of subparagraph (c) of this Subsection, with respect to each such merger, consolidation, joint venture, or other combination, Total Net Worth shall be calculated as of the last day of the Fiscal Quarter ending immediately prior to the anticipated closing date of such transaction.

                  9.5 Recapitalization. With respect to World Source and World Solutions, redeem (and including any issuance of stock which has the effect of a redemption), purchase, or retire any of its capital stock or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, except that World Source and World Solutions may redeem, purchase or retire their capital stock as required under the terms of the Plans.

                  9.6 Dividends and Distributions. With respect to World Source and World Solutions, declare or pay or set side for payment any dividends upon any shares of their capital stock (except dividends payable in shares of such stock) or purchase, redeem or retire, or make any other distribution on any shares of their capital stock, except pursuant to the Plans.

                  9.7 Sale of Assets. Dissolve or liquidate, sell, assign, lease or transfer all or any material part of their assets or business; provided, however, this prohibition shall not prevent each Borrower from taking the following action:

                           9.7.1  sales of inventory in the ordinary course of
its business;

                           9.7.2  sales of surplus, damaged, worn out or
obsolete equipment or inventory for not less than fair market value;

                           9.7.3  sales or other dispositions of investments
permitted hereunder for not less than fair market value;

                           9.7.4  granting licenses of its patents, copyrights,
trademarks, trade names and service marks in the ordinary course of its business;

                           9.7.5  sales or other dispositions of office
furnishings or office equipment in the ordinary course of business; or

                           9.7.6  other sales, leases, transfers and disposals
of assets, provided that the aggregate value of all such assets (based upon the greater of the fair market or book value of such assets) so sold, leased, transferred or otherwise disposed of in any twelve (12) month period does not exceed five percent (5%) of such Borrower's assets measured immediately prior to any such disposition.

                  9.8 Indebtedness. Incur additional indebtedness, except that Borrowers may incur additional indebtedness (a) not to exceed $10,000,000.00 in the aggregate during the Loan Period in the ordinary course of Borrowers' business ("Permitted Indebtedness"), and (b) as a result of their stock repurchase obligations under the Plans ("ESOP Repurchase Indebtedness").

                  9.9 Encumbrances. Create, incur, assume, or suffer to exist, any pledge, mortgage, lien, charge, lien charge or other encumbrance on, or any security interest in, any of their assets, except:

                           9.9.1  liens for taxes or other governmental charges
which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions satisfactory to Agent in its sole discretion shall have been made for such taxes or other governmental charges;

                           9.9.2  deposits or pledges to secure workmen's
compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds securing liabilities not in excess of $5,000,000 in the aggregate or other pledges or deposits of like nature and all in the ordinary course of business;

                           9.9.3  mechanics', carriers', workmen's, repairmen's
or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings (except that no such liens are permitted with respect to construction of the Phase I Headquarters Building and the Phase II Headquarters Building in excess of $1,000,000.00 in the aggregate outstanding at any one time);

                           9.9.4  easements, rights-of-way, restrictions and
other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of any Borrower;

                           9.9.5  purchase money security interests in office
furnishings and office equipment acquired in the ordinary course of business, provided that such security interests shall attach only to the furnishings and equipment so purchased;

                           9.9.6  liens securing the Permitted Indebtedness
which are granted in the ordinary course of business; and

                           9.9.7  liens on the treasury shares of the capital
stock of Holding Company securing the ESOP Repurchase Indebtedness.

                  9.10 Loans, Advances and Guarantees. Make any loans or advances to, or guarantee, endorse, or become a surety or otherwise become liable, directly or contingently, upon the obligation of, any other Person except for:

                           9.10.1   the endorsement of checks and other
instruments in the ordinary course of business;

                           9.10.2   extensions of trade credit made in the
ordinary course of business consistent with past customs and practice;

                           9.10.3   loans to any Person in the ordinary course
of business of the lending Borrower, provided that the aggregate of all such loans outstanding at any time during the Loan Period may not exceed $5,000,000;

                           9.10.4   guarantee by any Borrower of the
obligations of any other Borrower or of the wholly- owned Subsidiary of any Borrower which guarantee is entered into in the ordinary course of business of the guaranteeing Borrower; and

                           9.10.5   guarantees by any Borrower of the
obligations of any Person other than a Borrower or a wholly-owned Subsidiary of any Borrower which guarantee is entered into in the ordinary course of business of the guaranteeing Borrower, provided that the aggregate of all such amounts guaranteed at any time during the Loan Period may not exceed $5,000,000.

                  9.11 Investment. Own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrowers may own, purchase or acquire:

                           9.11.1   investments described in the Investment
Policy set forth on Exhibit 9.11.1;

                           9.11.2   investments existing on the date hereof
which are described on Exhibit 9.11.2; and

                           9.11.3   investments by any Borrower in entities
engaged in similar lines of business as Borrowers in an aggregate amount which, when taken together with all acquisitions by Borrowers pursuant to Subsection
9.3 of this Agreement and all mergers, consolidations, joint ventures or other combinations entered into by Borrowers pursuant to Subsection 9.4 of this Agreement during the Loan Period, does not exceed that amount which is equal to 20% of Total Net Worth. For purposes of this Subsection 9.11.3, with respect to each investment by a Borrower in an entity engaged in a similar line of business as Borrowers, Total Net Worth shall be calculated as of the last day of the Fiscal Quarter ending immediately prior to the making of such investment.

                  9.12 Use of Proceeds. Use the proceeds of the Loan for any purpose other than those authorized in Section 2.2 hereof.

                  9.13 ERISA. (a) Engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (b) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in
Section 4043 of ERISA for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan or ESOP, a Borrower is required to pay as contributions thereto;
(d) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived, with respect to any Borrower Pension

Plan; (e) fail to make any payments to any "multiemployer plan" that a Borrower may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (f) terminate any Borrower Pension Plan or Borrower Benefit Plan in a manner which could result in the imposition of a lien on any property of any Borrower pursuant to Section 4068 of ERISA. Borrowers shall not permit the "present value" of vested and nonvested "accrued benefits" under any Borrower Pension Plan to exceed the "current value" of the assets of such Borrower Pension Plan allocable to such "accrued benefits". All actuarial assumptions and methods used to make each determination required by the preceding sentence shall be reasonable and shall comply with all requirements of law. Borrowers shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA.

                  9.14 Capital Expenditures. Incur Capital Expenditures, for the period consisting of the most recently completed four Fiscal Quarters, in excess of 70% of Free Cash Flow.

                  9.15 Profitability. On a consolidated basis for Borrowers and the Subsidiaries, sustain (a) a net loss (as determined in accordance with GAAP) for any two consecutive Fiscal Quarters, or (b) a net loss (as determined in accordance with GAAP) for any fiscal year.

          10. Events of Default/Remedies. The occurrence of any of the followings events shall be deemed to constitute an "Event of Default" under this Agreement:

                  10.1 Failure to Pay. Borrowers' failure to pay in full when due, any payment or other amount required under the Notes, this Agreement or any reimbursement agreement executed in connection with the issuance of a Letter of Credit under this Agreement (collectively, the "Credit Documents") when the same is due and payable.

                  10.2 Failure to Perform Certain Covenants. The failure of Borrowers to fully perform any and all covenants and agreements set forth in Sections 8.3, 8.13, 9.1 - 9.15 of this Agreement.

                  10.3 Failure to Perform Other Covenants. The failure of Borrowers to fully perform any and all covenants and agreements contained in this Agreement or in any of the other Credit Documents, other than a covenant or agreement referred to referred to in any other subsection of this Section 10, and such failure continues unremedied for five (5) Business Days after the occurrence thereof.

                  10.4 Bankruptcy/Insolvency. Borrowers or any of them becomes insolvent or bankrupt, or files for bankruptcy, or shall makes an assignment for the benefit of or a composition with creditors, or is unable, or admits in writing its inability, to pay its debts as they mature; or a bankruptcy, reorganization, arrangement, insolvency or similar proceeding for relief of financially distressed debtors is instituted against any Borrower, and is not dismissed on appeal, within sixty
(60) days of such institution, or an order for relief is entered in any such involuntary proceeding; or any Borrower petitions for, or there is appointed for a substantial part of the assets or properties of any Borrower, a trustee, receiver or liquidator, or any Borrower takes any action for the purposes of effecting any of the foregoing.

                  10.5 False Representations or Warranties. If any representation or warranty of Borrower or any of them contained herein, or in any of the other Credit Documents, or in any financial statement or other document provided to Agent or any Syndication Party in connection with the Loan or pursuant to terms of any Credit Document, proves to have been false or misleading in any material respect when made or furnished.

                  10.6 Default Under Other Indebtedness. Any Borrower is in default with respect to any indebtedness for borrowed money, other than the indebtedness of such Borrower under the Credit Documents, in the principal amount of $5,000,000.00 or more incurred, assumed or guaranteed by it which results in the acceleration of such indebtedness or which permits, or with the giving of notice and/or the passage of time would permit, any holder or holders of such indebtedness to accelerate the stated maturity thereof.

                  10.7 Judgment. The entry of one or more judgments in an aggregate amount of $5,000,000.00 or greater against Borrowers which is not stayed, discharged or paid within thirty (30) days after entry.

                  10.8 Dissolution. The dissolution, liquidation or termination of existence of any Borrower.

                  10.9 Material Adverse Change. The occurrence of a Material Adverse Effect with respect to any Borrower.

                  10.10 Remedies. Upon the occurrence of any Event of Default as defined herein, Agent shall be entitled to exercise (and must exercise if the Required Lenders so direct) the following remedies and all such remedies are deemed to be cumulative and may be exercised individually or in combination as appropriate: (a) to declare all amounts owing under the Notes and any other Credit Documents to be immediately due and payable in full (provided such declaration shall be deemed to have occurred automatically with respect to any Event of Default under Subsection 10.4 hereof); (b) to pursue all rights and remedies provided for in the Credit Documents, or by any applicable law; (c) whether or not it exercises its rights under clause (a) or
(b) in this Subsection 10.10, to cease making Advances or issuing Letters of Credit; and (d) to have a receiver appointed by a court of competent jurisdiction, in order to manage, protect, and preserve the business of Borrowers and to continue the operations of Borrowers. The exercise of any one or more rights or remedies shall not be deemed a waiver of any other rights or remedies.

          11.    Agency Agreement.

                  11.1 Purchase and Sale of Syndication Interest. (a) Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Syndication Share of all Advances from time to time up to the Maturity Date pursuant to the terms and conditions contained herein; provided that no Syndication Party shall be required to fund an Advance in an amount such that the aggregate principal balance owing to such Syndication Party after such funding would be in excess of such Syndication Party's Maximum Syndication Amount. Each Syndication Party's interest in the Advances ("Syndication Interest") hereunder shall be without recourse to Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to Agent or any other Syndication Party. Each Syndication Party acknowledges that the Loan is a revolving credit until the Maturity Date, and that, as a result, the amount of its Syndication Interest will fluctuate as Borrowers repay and reborrow amounts under the Loan.

                  11.2    Syndication Parties' Obligations to Remit Funds.
Each Syndication Party agrees to remit the following amounts at the time and in the manner provided in Section 11.3 hereof:

                           11.2.1   The amount of the Advance to be made by
Agent to Borrower on the Closing Date multiplied by its Syndication Share ("Initial Payment").

                           11.2.2   The Advance Amount as set forth in each
Notice of Advance multiplied by its Syndication Share ("Advance Payment") as such Notices of Advance may be sent, in the manner provided in Section 11.3 hereof, from time to time for Advances to be made under the Loan on or prior to the Termination Date, or draws made or to be made on a Letter of Credit on or prior to July 31, 2000.

Provided however, the amount of any Advance Payment which a Syndication Party would otherwise be required to tender hereunder shall be reduced as necessary so that the aggregate principal owing to such Syndication Party at such time (including such Advance Payment) does not exceed that Syndication Party's Maximum Syndication Amount.



                  11.3 Notice and Timing of Initial Payment and Each Advance Payment.

                           11.3.1   On the date on which Borrowers submit the
Advance Request required pursuant to Section 6.1.4 hereof, Agent shall provide each Syndication Party with a notice in substantially the form attached hereto as Exhibit 11.3.1 ("Initial Payment Notice") indicating, among other things, the amount of the Advance to be made by Agent to Borrower on the Closing Date, and the amount of the Syndication Party's Initial Payment. The amount of its Initial Payment shall be remitted by each Syndication Party directly to Agent on the Closing Date.

                           11.3.2   Prior to making an Advance to Borrower
under the Loan, Agent shall provide each Syndication Party with a notice in substantially the form attached hereto as Exhibit 11.3.2 ("Loan Notice of Advance"), indicating, among other things, the amount ("Loan Advance Amount") and Advance Date of the Advance and the amount of the Syndication Party's Advance Payment. Each Loan Notice of Advance shall be provided to the Syndication Parties on the same Business Day that Agent receives an Advance Request from a Borrower. Each Syndication Party shall remit its Advance Payment directly to Borrower, or, at Agent's sole discretion, directly to Agent, on the date specified in the Loan Notice of Advance which shall not be later than the Advance Date ("Syndication Party Loan Payment Date").

                           11.3.3   Prior to, or promptly after, honoring a
draw under any Letter of Credit, Agent shall provide each Syndication Party with a notice in substantially the form attached hereto as Exhibit 11.3.3 ("LC Notice of Advance"), indicating, among other things, the amount of the draw ("LC Advance Amount"), the Letter of Credit number under which the draw is being made, and the amount of the Syndication Party's Advance Payment. (The Loan Notice of Advance and the LC Notice of Advance shall be referred to collectively as "Notice of Advance," and the Loan Advance Amount and the LC Advance Amount shall be referred to collectively as the "Advance Amount".) Each Syndication Party shall remit such payment directly to Agent, on the date specified in the LC Notice of Advance ("Syndication Party LC Payment Date") (the Syndication Party Loan Payment Date and the Syndication Party LC Payment Date shall be referred to collectively as the "Syndication Party Payment Date").

                  11.4 Syndication Party's Failure to Remit Funds. If a Syndication Party ("Delinquent Syndication Party") fails to remit its Initial Payment as required in Sections 11.2 and 11.3 hereof, or fails to remit any Advance Payment in full by 11:00 a.m. Pacific time on the Syndication Party Payment Date (the unpaid amount of any such payment being hereinafter referred to as the "Delinquent Amount"), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, pay the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the "Contributing Syndication Parties"), in which case (a) the Delinquent Amount which any Contributing Syndication Party pays shall not count as an Advance Payment against the Maximum Syndication Amount of the Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrowers are obligated to pay on the Delinquent Amount ("Delinquency Interest") until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) paid) on the same Business Day as such payments are received by Agent if received no later than 11:00 a.m. Pacific time or the next Business Day if received by Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party's Payment Distribution and any fee distributions made under Section 11.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. In the event no Syndication Party elects to pay the Delinquent Amount with respect to any Advance Amount but Borrowers elect to receive such Advance Amount (less the Delinquent Amount), the proportionate share of Payment Distributions to which the Delinquent Syndication Party is entitled shall be adjusted to reflect its failure to pay the Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party's interest in its Note shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing from time to time.

                  11.5 Agency Appointment. Each of the Syndication Parties hereby designates and appoints Wells Fargo to act as Agent to service and collect the Loan and its respective Note and to take such action on behalf of such Syndication Party with respect to the Loan and such Note, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as Agent.

                  11.6 Power and Authority of Agent. Without limiting the generality of the power and authority vested in Agent pursuant to Section 11.5 hereof, the power and authority vested in Agent includes, but is not limited to, the following:

                           11.6.1   To solicit the advice and assistance of
each of the Syndication Parties concerning the administration of the Loan and the exercise by Agent of its various rights, remedies, powers, and discretions with respect thereto.

                           11.6.2   To execute, seal, acknowledge, and deliver
as Agent, all such instruments as may be appropriate in connection with the administration of the Loan and the exercise by Agent of its various rights with respect thereto.

                           11.6.3   To initiate, prosecute, defend, and to
participate in, actions and proceedings in its name as Agent for the ratable benefit of the Syndication Parties.

                           11.6.4   To retain attorneys, accountants, and other
professionals to provide advice and professional services to Agent, with their fees and expenses reimbursable to Agent by Syndication Parties pursuant to
Section 11.18 hereof.

                           11.6.5   To exercise powers reasonably incident to
Agent's discharge of its duties enumerated in Section 11.7 hereof.

                           11.6.6   To determine the purposes other than those
set forth in Section 2.2 of this Agreement for which a Letter of Credit may be issued.

                  11.7 Duties of Agent. The duties of Agent hereunder shall consist of the following:

                           11.7.1   To safekeep one original of each of the
Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

                           11.7.2   To receive and distribute to the
Syndication Parties payments made by Borrowers pursuant to the Loan Documents.

                           11.7.3   Subject to the provisions of Section 11.9
hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, remedies, powers, privileges, and discretion to which Agent is entitled to collect amounts owing under the Loan and the Notes.

                  11.8 Agent's Resignation or Removal. Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Syndication Parties. After the receipt of such notice, the Syndication Parties holding in the aggregate at least 66 2/3% of the Syndication Shares of the Loan ("Required Lenders") shall appoint a Successor Agent. If no Successor Agent shall have been so appointed and shall have accepted such appointment within forty-five (45) days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. Any Agent may be removed upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  11.9 Consent Required for Certain Actions. Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 11.9.1(c)) without the prior written consent, given after notification by Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 11.9.1(c) of their intention to do so), of Syndication Parties holding in the aggregate, at the time of such notification:

                           11.9.1   One hundred percent (100%) of the
Syndication Shares before:

                          (a)     Agreeing to an increase in the Aggregate
Commitment Amount, the Phase I Construction Commitment Amount, the Phase II Construction Commitment Amount, the LC Commitment Amount or an extension of the Termination Date;

                          (b)     Agreeing to a reduction in the amount, or to
a delay in the due date, of any payment by Borrowers of interest, principal, or fees; provided, however, this restriction shall not apply to a delay in payment granted by Agent in the ordinary course of administration of the Loan and the exercise of reasonable judgment (so long as such payment delay does not exceed five (5) days); or

                          (c)     Reducing the voting rights percentage set
forth in this Subsection 11.9.1; or

                           11.9.2 Sixty-six and two thirds percent (66 2/3%)
before:

                          (a)     Agreeing to any action, amendment, or waiver
not covered in Subsection 11.9.1;

                          (b)     Agreeing to amend Section 11 of this
Agreement; or

                          (c)     Determining the purposes other than those set
forth in Section 2.2 of this Agreement for which a Letter of Credit may be issued.

If no written consent or denial is received from a Syndication Party within five (5) Business Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party by Agent, such Syndication Party shall be conclusively deemed to have consented thereto for the purposes of this Section.

                  11.10 Distribution of Principal and Interest. Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrowers on the Loan and the Notes and will hold all such payments in trust for the benefit of all present and future Syndication Parties, in an account segregated from Agent's other funds and accounts ("Payment Account"). After the receipt by Agent of any payment representing interest or principal on the Loan, Agent shall remit to each Syndication Party an amount equal to such payment, multiplied by the Syndication Party's Syndication Share ("Payment Distribution") no later than the same Business Day as such payment is received by Agent if received no later than 11:00 a.m. Pacific time or the next Business Day if received by Agent thereafter. Any Syndication Party's rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in
Section 11.4 hereof.

                  11.11 Distribution of Certain Fees and Amounts. Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and segregated from Agent's other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the fees and other amounts described below:

                           11.11.1   The quarterly Unused Line Fee paid by
Borrowers to Agent in connection with the Loan shall be distributed to Syndication Parties in accordance with their respective Syndication Shares no later than the same Business Day that payment of such fee is received by Agent, if received no later than 11:00 a.m. Pacific time, or the next Business Day if received by Agent thereafter.

                           11.11.2   The amount of any Funding Losses paid by
Borrowers to Agent in connection with a prepayment of any portion of a Libor Loan shall be distributed to the Syndication Parties in accordance with their respective Syndication Shares no later than the same Business Day that payment of such Funding Losses is received by Agent, if received no later than 11:00 Pacific time, or the next Business Day if received by Agent thereafter.

                  11.12 Loan Documents. The Loan Documents (other than the Notes) shall be held by Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

                  11.13 Collateral Application. Syndication Parties shall have no interest in any other loans made to Borrowers, or any of them, by any other Syndication Party other than the Loan, or in any property taken as security for any other loan or loans made to Borrowers, or any of them, by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loan solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of the Loan, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Syndication Shares. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of the Loan, including without limitation payment by reason of the exercise of a right of offset, banker's lien, general lien, or counterclaim, reducing such Syndication Party's outstanding balance in the Loan to below its Syndication Share, such Syndication Party will promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in the Loan) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Syndication Shares.

                  11.14 Amounts Required to be Returned. If Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrowers, and such funds are not received from Borrowers, or if excess funds are paid by Agent to any Syndication Party as the result of a miscalculation by Agent, then Syndication Party shall, on demand of Agent, forthwith return to Agent any such amounts, plus interest thereon (from the day such amounts were transferred by Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the Federal Funds Rate in effect on the date of such demand. If Agent is required at any time to return to Borrowers, or any of them, or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrowers, or any of them, to Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then Syndication Party shall, on demand of Agent, forthwith return to Agent any such payments transferred to Syndication Party by Agent but without interest or penalty (unless Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

                  11.15   Reports and Information to Syndication Parties.
Agent shall use reasonable efforts to provide to Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for Agent's duties as such with respect to the Loan or primarily responsible for the credit relationship between Wells Fargo and
Borrowers: (a) notice of the existence of any Event of Default or Potential Default under the Loan Documents, and (b) any material factual information which has a material adverse effect on the creditworthiness of Borrowers, or any of them and Borrowers hereby authorize such disclosure by Agent to the Syndication Parties. Failure of Agent to provide the information referred to in this Section shall not result in any liability upon, or right to make a claim against, Agent except where a court of competent jurisdiction renders a final non- appealable determination that such failure is a result of the willful misconduct or gross negligence of Agent. Syndication Parties acknowledge and agree that all information and reports received pursuant to this Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not be disclosed to any third party, except pursuant to appropriate legal or regulatory process, (or used by the Syndication Party except in connection with the Loan and its Syndication Interest) without the prior written consent of Agent or Borrowers, as applicable.

                  11.16 Standard of Care. Agent shall not be liable to Syndication Parties for any error in judgment or for any action taken or not taken by Agent or its agents, except for its gross negligence or willful misconduct. Subject to the preceding sentence, Agent will exercise the same care in administering the Loan and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                  11.17 No Trust Relationship. Neither the execution of this Agreement, nor the sharing in the Loan, nor the holding of the Loan Documents in its name by Agent, nor the management and administration of the Loan and Loan Documents by Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of Agent under or pursuant to this Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that Agent is not acting as trustee for such Syndication Party with respect to the Loan, this Agreement, or any aspect of either, or in any other respect.

                  11.18 Sharing of Costs and Expenses. To the extent not paid by Borrowers, each Syndication Party will promptly upon demand reimburse Agent, ratably according to their respective Syndication Shares, for all reasonable costs, disbursements, and expenses incurred by Agent on or after the date of this Agreement for legal, accounting, consulting, and other services rendered to Agent in its role as Agent in the administration of the Loan, interpreting the Credit Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrowers, or any of them, under the Credit Documents; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by Wells Fargo solely as a Syndication Party in connection with the Loan, nor to Agent's internal costs and expenses.

                  11.19 Syndication Parties' Indemnification of Agent. Each of the Syndication Parties agree to indemnify Agent, including any Successor Agent, and its directors, officers, employees, agents, professional advisers and representatives ("Indemnified Parties"), (to the extent not reimbursed by Borrowers, and without in any way limiting the obligation of Borrowers to do
so), ratably according to their respective Syndication Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loan and/or the expiration or termination of the Syndication Interests or this Agreement) be imposed on, incurred by or asserted against Agent (or any of the Indemnified Parties while acting for Agent or for any Successor Agent) in any way relating to or arising out of this Agreement or the Loan Documents, or the performance of the duties of Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Party to the extent that any of the forgoing result from the gross negligence or willful misconduct of that Indemnified Party as determined by a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the Loan, the Syndication Interests, and the expiration or termination of this Agreement.

                  11.20 Books and Records. Agent shall maintain such books of account and records relating to the Loan as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during Agent's regular business hours.

                  11.21 Agent Fee. Wells Fargo shall not be entitled to any fee or compensation other than as expressly provided in the Fee Letter for acting as Agent ("Agent Fee"). In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for the amount thereof multiplied by their Syndication Share.


                  11.22 Representations and Warranties of All Parties. Agent and each Syndication Party represents and warrants that (a) the making and performance of this Agreement is within its power and has been duly authorized by all necessary corporate and other action by it, (b) this Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it, (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement, and (d) this Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will furnish Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

                  11.23 Representations and Warranties of Wells Fargo. Wells Fargo, in its role as Syndication Party and as Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrowers, or any of them; the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loan; the performance by any Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of any Borrower or any other party obligated with respect to the Loan.

                  11.24 Syndication Parties' Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrowers or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on Wells Fargo or Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrowers or others) prior to making its decision to acquire an interest in the Loan. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower's authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loan. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrowers, and without reliance upon Wells Fargo or Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan. Wells Fargo and Agent assume no responsibility for the financial condition of Borrowers or for the performance of each Borrower's obligations under the Loan Documents. Except as otherwise expressly provided herein, neither Wells Fargo nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrowers which may come into its possession.

                  11.25 No Joint Venture or Partnership. Neither the execution of this Agreement, the sharing in the Loan, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between Agent and any Syndication Party, nor between any of the Syndication Parties.

                  11.26 Purchase for Own Account/Restrictions on Transfer. Each Syndication Party represents that it has acquired and is retaining its Syndication Interest in the Loan for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof. Each Syndication Party agrees that it will not sell, assign, convey or otherwise dispose of ("Transfer"), other than to a commonly-owned affiliate bank, or create or permit to exist any lien or security interest on all or any part of its Syndication Interest in the Loan without the prior written consent of the Required Lenders (which consent will not be unreasonably withheld); provided that (a) any such Transfer (except a Transfer to another Syndication Party) must be in a minimum amount of the lesser of (i) $5,000,000.00 or (ii) the full amount of the Syndication Interest, (b) the transferee must assume all of the transferor's obligations hereunder and execute such documents as Agent may reasonably require, and (c) the Syndication Party making such Transfer must pay Agent an assignment fee of $2,500.00. Any Syndication Party may participate any part of its Syndication Interest in the Loan to any Person, and each Syndication Party understands and agrees that in the event of any such participation, (x) its Syndication Share and Maximum Syndication Amount will not change on account of such participation, (y) the participant will have no rights under this Agreement, including, without limitation, voting rights or the right to receive payments or distributions, and (z) Agent shall continue to deal directly with the Syndication Party with respect to the Loan and the Syndication Party's Syndication Interest as though no participation had been granted and will not be obligated to deal directly with any participant. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its Syndication Interest to any Federal Reserve Bank in accordance with applicable law.

                  11.27 Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Initial Payment and each Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 11.27 hereto ("Wire Instructions").

                  11.28   Events of Syndication Default/Remedies.

                           11.28.1  Any of the following occurrences, failures
or acts, with respect to any of the Syndication Parties shall constitute an Event of Syndication Default hereunder by such party: (a) if any representation or warranty made by such party in this Agreement shall be found to have been untrue in any material respect, (b) if such party fails to make any distributions or payments required under this Agreement within five (5) days of the date required, (c) if such party breaches any other covenant, agreement, or provision of this Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties, (d) if any agency having supervisory authority over such party, or any creditors thereof, shall file a petition to reorganize or liquidate such party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen
(15) days after the date on which it is filed, (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or for all or any material part of its property or if such party shall be declared insolvent, or
(f) if such party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors' act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

                           11.28.2  Upon the occurrence of an Event of
Syndication Default, the non-defaulting parties, acting by, or through the direction of, a majority of the non-defaulting parties, may, in addition to any other remedy specifically set forth in this Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

                  11.29 Further Assurances. Agent and each Syndication Party agree to take whatever steps and execute such documents may be reasonable and necessary to implement this Section 11 and to carry out fully the intent thereof.

          12.    Miscellaneous Provisions.

                  12.1 Definitions. The following terms shall have the definitions set forth below:

         "Advance" shall mean (a) an advance of funds pursuant to an Advance Request to or for the account of Borrowers or any of them, or (b) payment by Agent of a draw under a Letter of Credit.

         "Advance Date" shall mean the requested disbursement date of the Advance set forth in the applicable Advance Request.

         "Base Libor Rate" shall mean the rate per annum for United States dollar deposits quoted by Wells Fargo as the Inter-Bank Market Offered Rate determined as of 11:00 a.m. London time 2 Business Days prior to the requested Interest Period Commencement Date set forth in the applicable Libor Rate Request, with the understanding that such rate is quoted by Wells Fargo for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of an Interest Period for delivery of funds on such date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the Libor Loan to which such Interest Period applies. Borrowers understand and agree that Wells Fargo may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Wells Fargo in its discretion deems appropriate including, but not limited to, the rated offered for United States dollar deposits on the London Inter-Bank Market.

         "Business Day" shall mean any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Colorado, the State of California or the State of Illinois, or (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or an Interest Period for, a Libor Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" shall mean all expenditures paid or incurred, on a consolidated basis for Borrowers and the Subsidiaries, in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of any such Borrower, except for (i) the expenditure by Borrowers not to exceed $20,000,000 to purchase the Headquarters Land, and (ii) the expenditure by Borrowers not to exceed $29,000,000 in connection with the construction of the Phase II Headquarters Building.

         "Closing Date" shall mean the date on which the initial Advance is made to or on behalf of Borrowers hereunder.

         "Compliance Certificate" shall mean a certificate of the chief financial officer of each Borrower in the form attached hereto as Exhibit 12.1, setting forth in reasonable detail the data and calculations showing compliance with the financial covenants set forth in Section 8.13 hereof.

         "Coverage Ratio" shall mean for any measurement period: (a) for the four most recently completed Fiscal Quarters, the aggregate of the consolidated net income of Borrowers and the Subsidiaries (as determined in accordance with GAAP), plus, on a consolidated basis for Borrowers and the Subsidiaries, depreciation and amortization, plus interest expense; divided by (b) on a consolidated basis for Borrowers and the Subsidiaries, the aggregate of scheduled principal reductions in the following twelve (12) month period, plus interest expense paid in the four most recently completed Fiscal Quarters, plus the current portion of payments on capitalized leases.

         "Current Liabilities" shall mean all of the current liabilities of Borrowers as determined in accordance with GAAP.

         "Default Interest Rate" shall mean a rate of interest equal to 200 basis points plus the greater of (a) the Variable Rate, or (b) the highest Libor Rate being charged on any Libor Loan.

         "Environmental Laws" shall mean the provisions of C.R.S. Section 25-15-101, C.R.S. Section 25-5-502, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 ("CERCLA") and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 ("RCRA"), the Hazardous Materials Transportation Act of 1975 ("HMTA"), 49 U.S.C. 1801-1821.

         "Environmental Regulations" shall mean any federal, state or local code, ordinance, regulation, requirement or rule relating to the Environmental Laws or the subject of the Environmental Laws.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the ask rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day. If the day for which the Federal Funds Rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and, if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fee Letter" shall mean the letter dated July 2, 1996 signed by Agent and Borrowers setting forth the amount and terms of payment of certain fees payable by Borrower to Agent in connection with the Loan.

         "Fiscal Quarter" shall mean the three month period commencing as of each November 1, February 1, May 1, and August 1 and ending on the last day of each October, January, April, and July, respectively.

         "Free Cash Flow" shall mean for the four (4) most recent Fiscal
Quarters: the aggregate of the consolidated net income of Borrowers and the Subsidiaries (as determined in accordance with GAAP), plus, on a consolidated basis for Borrowers and the Subsidiaries, depreciation and amortization, plus interest expense.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

         "Hazardous Substances" shall mean dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the Environmental Laws or the Environmental Regulations, and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos- containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Laws or Environmental Regulations.

         "Headquarters Land" the real property described on Exhibit 12.1(a) hereto.

         "Interest Period" shall mean the period of time commencing on a Business Day and continuing for one, two, three or six months, as, designated by Borrowers in accordance with Section 4.2 of this Agreement; provided, however, that no Interest Period shall extend beyond the Maturity Date, and, provided further, that if any Interest Period would otherwise end on a day which is not a Business Day, then such Interest Period shall be extended to the next succeeding Business Day so long as such Business Day does not extend beyond the Maturity Date (except that if such next succeeding Business Day would fall in the next calendar month, such Interest Period shall end on the next preceding Business Day), and provided further, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         "Leverage Ratio" shall mean, on a consolidated basis for Borrowers and the Subsidiaries, the ratio of Total Liabilities less unearned revenue and customer deposits, as determined in accordance with GAAP, to Total Net Worth.

         "Libor Loan" shall mean any portion of the Loan bearing interest at the Libor Rate.

         "Loan Documents"  shall mean this Agreement and the Notes.

         "Loan Period" the period commencing on the Closing Date and ending on the Termination Date.

         "Marketable Securities" shall mean securities that are traded on a public stock exchange.

         "Material Adverse Effect" shall mean (a) a material adverse effect on the financial condition, results of operation, business or property of Borrowers, or any of them, (b) an adverse effect on the ability of Borrowers, or any of them, to perform its or their obligations under the Loan Documents.

         "Maximum Syndication Amount" shall mean:

              For Wells Fargo                   -     $ 25,000,000.00
              For Syndication Party #1          -     $ 12,500,000.00
              For Syndication Party #2          -     $ 12,500,000.00


         "Net Trade Receivables" shall mean the net trade receivables of Borrowers as determined in accordance with GAAP.

         "Person" shall mean any individual, corporation, association, partnership, limited liability company, limited liability partnership, trust, organization, government, governmental agency, or other entity.

         "Phase I Headquarters Building" shall mean the office building and related facilities, located on a portion of the Headquarters Land, with respect to which construction was completed in 1997.

         "Phase II Headquarters Building" shall mean the office building and related facilities, to be located on a portion of the Headquarters Land, with respect to which construction was commenced after completion of the Phase I Headquarters Building.

         "Plans" shall mean the following Borrower Benefit Plans set forth on
Exhibit 7.12: each ESOP, Borrowers' Restricted Stock Grant Plan, Borrowers' Stock Option Plans and Borrowers' Employee Stock Purchase Plans.

         "Principal Amount" shall mean the outstanding amount of principal under the Notes.

         "Prime Rate" shall mean the rate of interest most recently announced within Well Fargo as its Prime Rate, with the understanding that Wells Fargo's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo.

         "Quick Ratio" shall mean, on a consolidated basis for Borrowers and the Subsidiaries, the following ratio:


     CASH + MARKETABLE SECURITIES + TERM DEPOSITS + NET TRADE RECEIVABLES
   -----------------------------------------------------------------------
   CURRENT LIABILITIES - CURRENT PORTION OF UNEARNED REVENUES AND CUSTOMER
                         DEPOSITS - PRINCIPAL AMOUNT

         "Subsidiary" shall mean any corporation or entity other than a Borrower of which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity is at the time directly or indirectly owned by a Borrower or by a Borrower and/or one or more Subsidiaries or the management of which corporation or entity is under control of a Borrower and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with a Borrower and/or any other Subsidiary.

         "Successor Agent" shall mean such Person as may be appointed as successor to the rights and duties of Agent as provided in Section 11.8 of this Agreement.

         "Syndication Parties" shall mean:

                          Wells Fargo in its role as such, but not in its role
as Agent hereunder.

                           Syndication Party #1:            Harris Bank

                           Syndication Party #2:            Key Bank

         "Syndication Share" shall mean

                          For Wells Fargo                   -       50%
                          (subject to adjustment for sale of further
                           Syndication Interests)

                          For Syndication Party #1          -       25%

                          For Syndication Party #2          -       25%

subject to adjustment as provided in Section 11.4 hereof.

         "Term Deposits" shall mean all cash on deposit in banks which cannot be withdrawn on demand.

         "Total Liabilities" shall mean all of the liabilities of Borrowers as determined in accordance with GAAP.

         "Total Net Worth" shall mean all of the assets of Borrowers as determined in accordance with GAAP, less Total Liabilities.

         "Variable Rate Loan" shall mean any portion of the Loan bearing interest at the Variable Rate.

         The following terms are defined in the Sections of the Agreement referenced below:

    Term                                             Section
    "Additional Costs"                               Section 8.15
    "Administrator"                                  Section 12.10.2
    "Advance Amount"                                 Section 11.3.3
    "Advance Payment"                                Section 11.2.2
    "Advance Request"                                Section 6.2.4
    "Agent Fee"                                      Section 11.21
    "Aggregate Commitment Amount"                    Section 2.1
    "Arbitration Panel"                              Section 12.10.4
    "Authorized Representatives"                     Section 6.1.8
    "Base Rate"                                      Section 4.1
    "Base Rate Margin"                               Section 4.3
    "Borrower Benefit Plan"                          Section 7.12.1
    "Borrower Pension Plan"                          Section 7.12.2
    "Certificate of Authorized Representatives"      Section 6.1.8
    "Change in Law"                                  Section 4.7.2
    "COBRA"                                          Section 7.12.15
    "Code"                                           Section 7.12.1
    "Contributing Syndication Parties"               Section 11.4
    "Credit Documents"                               Section 10.1
    "Delinquency Interest"                           Section 11.4
    "Delinquent Amount"                              Section 11.4
    "Delinquent Syndication Party"                   Section 11.4
    "Designating Party"                              Section 12.9.2
    "Dispute"                                        Section 12.10.1
    "Documents"                                      Section 12.10.1
    "ERISA"                                          Section 7.12.1
    "ESOP"                                           Section 7.12.1
    "ESOP Indebtedness"                              Section 7.12.16
    "ESOP Repurchase Indebtedness"                   Section 9.8
    "Event of Default"                               Section 10
    "Funding Losses"                                 Section 5.6
    "Hazardous Substances Claims"                    Section 8.2.13
    "Indemnified Parties"                            Section 11.19
    "Initial Payment"                                Section 11.2.1
    "Initial Payment Notice"                         Section 11.3.1
    "Interest Period Commencement Date"              Section 4.2
    "IRS"                                            Section 7.12.2
    "LC Advance Amount"                              Section 11.3.3
    "LC Commitment Amount"                           Section 3.1
    "LC Notice of Advance"                           Section 11.3.3
    "Letter of Credit"                               Section 3
    "Letter of Credit Fee"                           Section 3.7
    "Letter of Credit Fee Policy"                    Section 3.7

    Term                                             Section
    "Libor Margin"                                   Section 4.3
    "Libor Rate"                                     Section 4.2
    "Libor Rate Request"                             Section 4.2
    "Loan"                                           Section 2
    "Loan Advance Amount"                            Section 11.3.2
    "Loan Notice of Advance"                         Section 11.3.2
    "Material Agreement"                             Section 7.8
    "Maturity Date"                                  Section 5.3
    "Minimum Libor Prepayment"                       Section 5.4.3
    "Minimum Prepayment Requirement"                 Section 5.4.3
    "Minimum Variable Prepayment"                    Section 5.4.3
    "Multiemployer Plan"                             Section 7.12.1
    "Notes"                                          Section 5.1
    "Notice of Advance"                              Section 11.3.3
    "Payment Account"                                Section 11.10
    "Payment Distribution"                           Section 11.10
    "Permitted Encumbrances"                         Section 7.3
    "Permitted Indebtedness"                         Section 9.8
    "Phase I Construction"                           Section 2.2
    "Phase II Construction"                          Section 2.2
    "Phase I Construction Commitment Amount"         Section 2.2
    "Phase II Construction Commitment Amount"        Section 2.2
    "Phase I Construction Commitment Amount          Section 6.1.4
     Certification"
    "Phase II Construction Commitment Amount         Section 6.2.4
     Certification"
    "Potential Default"                              Section 6.1.2
    "Premises                                        Section 7.15.1
    "Regulatory Change"                              Section 8.15
    "Required Lenders"                               Section 11.8
    "Revolving Loan"                                 Section 2.1
    "SEC"                                            Section 8.2.12
    "Syndication Interest"                           Section 11.1
    "Syndication Party LC Payment Date"              Section 11.3.3
    "Syndication Party Loan Payment Date"            Section 11.3.2
    "Syndication Party Payment Date"                 Section 11.3.3
    "Termination Date"                               Section 2.1
    "Three Month Anniversary Date"                   Section 5.2
    "Transfer"                                       Section 11.26
    "Unused Commitment Fee Reset Date"               Section 4.9
    "Unused Line Fee"                                Section 4.9
    "Variable Rate"                                  Section 4.1
    "Wire Instructions"                              Section 11.27

                  12.2 No Waiver. No waiver of any Event of Default shall be implied from any omission by Agent or any Syndication Party to take action on account of such default, and no express waiver shall affect any default other than the defaults specified in the waiver and shall be operative only for the time and to the extent therein stated.

                  12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the address set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

                           12.3.1   Borrowers:

                                    J.D. EDWARDS & COMPANY
                                    8055 East Tufts Avenue
                                    Suite 1331
                                    Denver, Colorado 80237
                                    FAX: (303) 488-1077
                                    Attention: Etta West



                                    J.D. EDWARDS WORLD SOLUTIONS COMPANY
                                    8055 East Tufts Avenue
                                    Suite 1331
                                    Denver, Colorado 80237
                                    FAX: (303) 488-1077
                                    Attention: Etta West

                                    J.D. EDWARDS WORLD SOURCE COMPANY
                                    8055 East Tufts Avenue
                                    Suite 1331
                                    Denver, Colorado 80237
                                    FAX: (303) 488-1077
                                    Attention: Etta West

                           12.3.2   Syndication Parties:

WELLS FARGO:                        WELLS FARGO BANK, N.A.
                                    633 17th Street
                                    Denver, Colorado  80270
                                    FAX: (303) 293-5467
                                    Attention:  Sara Francis
                                    with a copy to:

                                    Wells Fargo Bank Agency Department
                                    MAC0187-081
                                    420 Montgomery Street
                                    San Francisco, CA  94163
                                    FAX: (415) 989-4319
                                    Attention:  Maggie Miranda

HARRIS:                             Harris Trust and Savings Bank
                                    111 W. Monroe Street
                                    Chicago, IL  60603
                                    FAX: (312) 461-2591
                                    Attention:  Emerging Majors West -
                                    James H. Colley

KEY BANK:                           KeyBank National Association
                                    600 Cherry Street.
                                    Denver, Colorado 80222
                                    FAX: (303) 355-5670
                                    Attention:  Mark Sunderland

                                    with a copy to:

                                    Key Bank
                                    Mail Code:  WA-31-10-4812
                                    700 Fifth Avenue, 48th Floor
                                    P.O. Box 90
                                    Seattle, WA  98111-0090
                                    FAX: (206) 684-6035
                                    Attention:  Mary Young

                           12.3.3   Agent:

AGENT:                              WELLS FARGO BANK, N.A.
                                    633 17th Street
                                    Denver, Colorado  80270
                                    FAX: (303) 293-5467
                                    Attention:  Sara Francis

                                    Wells Fargo Bank Agency Department
                                    MAC0187-081
                                    420 Montgomery Street
                                    San Francisco, CA  94163
                                    FAX: (415) 989-4319
                                    Attention:  Maggie Miranda

                  12.4 Entire Agreement. This Agreement is the entire, final and complete agreement regarding the subject matter hereof between the parties hereto and supersedes and replaces all prior or existing oral or written agreements between them or their representatives relating to the Loan and the Syndication Interests.

                  12.5 Colorado Law. This Agreement is being executed in the state of Colorado and is to be governed by and construed in accordance with the laws of said state.

                  12.6 Amendment. No amendment to this Agreement shall be effective unless in writing and signed by Borrower and the Required Lenders, except that (a) all Syndication Parties must sign any amendment hereto that would change any provision herein requiring the consent or approval of 100% of the Syndication Parties, and (b) no Syndication Party's Syndication Share or Maximum Syndication Amount may be changed without its written consent.

                  12.7 Severability/Titles. In case any one or more of the provisions of any of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect by any Court or other entity having the authority to do so, the validity of the remaining provisions shall in no way be affected, prejudiced or disturbed. Titles and headings herein are for reference purposes only and do not constitute a part of this Agreement.

                  12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

                  12.9 Waiver of Jurisdiction, Service of Process, and Jury Trial. Agent, Borrower, and each Syndication Party:

                           12.9.1   Irrevocably consents and submits to the
non-exclusive jurisdiction of the courts of the State of Colorado and the United States District Court for the District of Colorado and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.

                           12.9.2   With respect to litigation concerning this
Agreement within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower, each Syndication Party, and Agent, unless they have an office located in Colorado where service of process may be made) ("Designating

Party") hereby irrevocably appoints CT Corporation Systems, 1600 Broadway, Denver, Colorado 80202, as its agent to receive for and on its behalf, service of process, which service may be made by mailing a copy of any summons or other legal process to such party in care of such agent. Each Designating Party agrees that it shall maintain a duly appointed agent for service of summons and other legal process as long as it remains obligated under this Agreement and shall keep Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by such Designating Party of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by such Designating Party for all purposes of such litigation. In the event any Designating Party shall fail to maintain a duly appointed agent for service of summons as required by this Subsection 12.9.2, such Designating Party hereby waives personal service of any and all process upon it and consents that all such service or process may be made by certified mail (return receipt requested) directed to its address set forth in Section 12.3 hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the option of the party making such service, by service in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the party so served shall appear in answer to such process, failing which such party shall be deemed in default and judgment may be entered against it for the amount of the claim and other relief requested.

                           12.9.3   HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF
ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT, AND EACH SYNDICATION PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT, OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  12.10   Arbitration.

                           12.10.1   Binding Arbitration.  Upon the demand of
Borrower, the Agent, or the Required Lenders (collectively the "parties"), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, not existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, the Notes, or any related agreements, documents, or instruments (the "Documents"). THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THE DISPUTES MAY BE SUBMITTED TO ARBITRATION RATHER THAN BEING DECIDED THROUGH LITIGATION IN COURT AND THAT ONCE DECIDED BY AN ARBITRATOR THE CLAIMS INVOLVED CANNOT LATER BE BROUGHT, FILED, OR PURSUED IN COURT.

                           12.10.2    Governing Rules.  Arbitrations conducted
pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the laws of the State of Colorado, including the provisions of CRS 13-22-201 et seq., and CRS 13- 21-102(5). Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

                           12.10.3    No Waiver, Preservation of Remedies,
Multiple Parties.  No provision of, nor the exercise of any rights under, this
Section 12.10 shall limit the right of any party to (1) foreclose against any real or personal property collateral or other security, (2) exercise self-help remedies (including repossession and setoff rights), or (3) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent, and until, such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or dispute related to exercise of any self-help, auxiliary or other exercise of rights under this Subsection 12.10.3 shall be a Dispute hereunder.

                           12.10.4    Arbitration Powers and Qualifications;
Awards. Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law. The arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 10 years practice in commercial law in the State of Colorado. With respect to a Dispute in which the claim or amounts in controversy do not exceed five hundred thousand dollars ($500,000.00), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000.00) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of the claims of each party to recover more than five hundred thousand dollars ($500,000.00). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000.00) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"). An Arbitration Panel shall be composed of one arbitrator who would be qualified to sit as the single arbitrator in a Dispute decided by one arbitrator, one who has at least ten years experience in commercial lending and one who has at least ten years experience in the Borrowers' industry. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party in any Dispute, (1) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against Borrowers, guarantors, sureties and or owners of collateral if different from the Borrower, and (2) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

                           12.10.5   Miscellaneous.  To the maximum extent
practicable, the Administrator, the arbitrator(s), and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within one-hundred eighty (180) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Denver, Colorado, at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding. The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed by Borrower hereunder and under the Notes unless the parties otherwise expressly agree in writing. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

                  12.11 Successors and Assigns. Without limiting any prohibition on assignment contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  12.12 Termination and Mutual Release. Upon full payment and satisfaction of the Notes and the obligations contained in this Agreement and the other Loan Documents and after the expiration date of all Letters of Credit issued hereunder, this Agreement, except for any obligations under Sections 3.8, 8.17, 8.18,
11.14 and 11.19, shall terminate and the parties shall, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Loan.

                  12.13 Costs and Expenses. To the extent permitted by law, Borrowers agree to pay to Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by Agent in connection with the preparation, negotiation, and execution of the Credit Documents or any amendments thereto and the transactions contemplated thereby, and (b) incurred by Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties' rights under the Credit Documents upon the occurrence of an Event of Default or upon the commencement of an action by any Borrower against Agent or any Syndication Party (except that if the court or the arbitrator(s), as applicable, make a specific finding that such Borrower(s) have prevailed on all or substantially all of their claims in such action brought by such Borrower(s), such Borrower(s) shall not be obligated to pay the out- of-pocket costs and expenses of Agent and the Syndication Parties in connection with such action), including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). If Agent does not receive payment from Borrowers for the out-of-pocket costs and expenses described in subparagraph (a) of this Subsection within thirty (30) days of the date of Agent's demand therefor, Borrowers hereby authorize the Syndication Parties to make an Advance in the amount of such out-of-pocket costs and expenses, and the amount of such Advance shall bear interest at the Variable Rate.

                  12.14   Amendment to Notes.  The parties hereto agree that:
(a) any reference to the term "Credit Agreement" in the Notes shall be deemed a reference to this Agreement, (b) any reference in the Notes to "Wells Fargo Bank (Colorado), N.A." shall be deemed a reference to "Wells Fargo Bank, N.A.", successor by merger to Wells Fargo Bank (Colorado), N.A., and (c) any reference in the Notes to "Key Bank of Colorado" shall be deemed a reference to "KeyBank National Association", successor by merger to Key Bank of Colorado.

                  12.15 Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of such Syndication Party's agreement to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated, or (b) the assignment of any Syndication Interest or any portion thereof pursuant to this Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Note and will deliver in lieu of such Note a new Note or, in the case of an assignment of a portion of a Syndication Interest, Notes for any remaining balance.

                  12.16 Notice to Syndication Parties and Agent. No action shall be commenced by Borrower for any claim against Agent or any Syndication Party on account of any act or failure to act by such Person unless a notice specifically setting forth the claim of Borrower shall have been given to such Person within sixty (60) calendar days after Borrower has knowledge or should reasonably have acquired knowledge of the act or omission which Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim.

                  12.17 Joint and Several Liability. The liability of the Borrowers hereunder and under the Notes shall be joint and several.

         IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date set forth above.



                             BORROWERS:



                             J.D. EDWARDS & COMPANY, a Colorado corporation



                             By: /s/ Richard E. Allen
                                 ----------------------------------

                             Name: Richard E. Allen
                                  ----------------------------------

                             Title: Chief Financial Officer
                                    ----------------------------------




                             J.D. EDWARDS WORLD SOLUTIONS COMPANY, a Colorado corporation



                             By: /s/ Richard E. Allen
                                 ----------------------------------

                             Name: Richard E. Allen
                                  ----------------------------------

                             Title: Chief Financial Officer
                                    ----------------------------------




                             J.D. EDWARDS WORLD SOURCE COMPANY, a Colorado corporation



                             By: /s/ Richard E. Allen
                                 ----------------------------------

                             Name: Richard E. Allen
                                  ----------------------------------

                             Title: Chief Financial Officer
                                    ----------------------------------

                             SYNDICATION PARTIES:



                             WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Bank (Colorado), N.A.




                             By:  /s/ Sarah Francis
                                 ----------------------------------

                             Name: Sarah Francis
                                  ----------------------------------

                             Title: Relationship Manager
                                    ----------------------------------







                             HARRIS TRUST AND SAVINGS BANK




                             By: /s/ Stephen J. Gray
                                 ----------------------------------

                             Name: Stephen J. Gray
                                  ----------------------------------

                             Title: Vice President
                                    ----------------------------------





                             KEYBANK NATIONAL ASSOCIATION, successor by merger to Key Bank of Colorado




                             By: /s/ Mark K. Sunderland
                                 ----------------------------------

                             Name: Mark K. Sunderland
                                  ----------------------------------

                             Title: Vice President
                                    ----------------------------------





                             AGENT:



                             WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Bank (Colorado), N.A.




                             By: /s/ Sarah Francis
                                 ----------------------------------

                             Name: Sarah Francis
                                  ----------------------------------

                             Title: Relationship Manager
                                    ----------------------------------